As filed with the Securities and Exchange Commission on August 5, 1999
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                    WODFI LLC
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                             ----------------------

                  Delaware                                  65-0934017
(Registrant's State or other jurisdiction of       (Registrant's I.R.S. Employer
       incorporation or organization)                   Identification No.)


WODFI LLC                                                A. Tucker Allen
120 N.W. 12th Avenue                                   120 N.W. 12th Avenue
Deerfield Beach, FL 33442                           Deerfield Beach, FL 33442
(954) 429-2200                                            (954) 429-2200


(Address, including zip code,                    (Name, address, including
and telephone number,                                 of Registrant's
zip code, and telephone number,                  including including area code,
principal executive offices)                    area code, of agent for service)

                             ----------------------
                                   Copies to:

                              Kenneth P. Morrison
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 (312) 861-2000

                             ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant in light of market conditions. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                          CALCULATION OF REGISTRATION FEE

Title of Each Class of        Amount to be      Proposed Maximum            Proposed Maximum            Amount of
Securities to be Registered   Registered        Aggregate Price Per Unit (1)Aggregate Offering Price (1)Registration Fee
============================  ================  ==========================  ==========================  =================
Asset Backed Notes            $1,000,000                   100%                     $1,000,000                $278

============================  ================  ==========================  ==========================  =================

(1)      Estimated solely for purposes of calculating the registration fee.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                    SUBJECT TO COMPLETION, DATED AUGUST 5, 1999
PROSPECTUS

                                           World Omni Master Owner Trust
                                                      Issuer
                                                     WODFI LLC
                                                    Transferor
                                             World Omni Financial Corp.
                                                     Servicer

                                                Asset Backed Notes


BEFORE YOU                    THE TRUST--
PURCHASE ANY OF
THE NOTES, YOU                o      may periodically issue asset backed notes in one or more series;
SHOULD CAREFULLY
CONSIDER THE RISK             o      will own--
FACTORS                              o  receivables arising from a selected portfolio of automobile dealer
BEGINNING                               revolving floor plan financing agreements;
ON PAGE 9 IN THIS                    o  payments due on those receivables; and
PROSPECTUS.                          o  other property described in this prospectus and in the prospectus supplement; and
THE SOLE SOURCE
OF PAYMENTS ON                o      will not own the dealer accounts from which the receivables arise.
THE NOTES IS THE
ASSETS OF THE                 THE NOTES--
TRUST.  THE NOTES
ARE NOT INTERESTS             o      will represent indebtedness secured by the assets of the trust;
IN OR OBLIGATIONS
OF WORLD OMNI                 o      will be paid only from the assets of the trust;
FINANCIAL CORP.,
WODFI LLC OR                  o      will represent the right to payments in the amounts and at the times
ANY OTHER ENTITY                     described in the prospectus supplement for that series;
OR PERSON.
                              o      offered by this prospectus will be rated investment grade by at least one
THIS PROSPECTUS                      nationally recognized rating agency;
MAY BE USED TO
OFFER AND SELL                o      may benefit from one or more forms of credit enhancement; and
ANY SERIES OF
NOTES ONLY IF                 o      may be issued as part of a designated series which may include one or
ACCOMPANIED BY                       more classes.
THE PROSPECTUS
SUPPLEMENT FOR
THAT SERIES.





NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           , 1999

                           [Intentionally Left Blank]


                                                 TABLE OF CONTENTS


                                                                                                               Page
WHERE TO FIND INFORMATION IN THIS
      PROSPECTUS
      AND THE PROSPECTUS SUPPLEMENT...............................................................................5

SUMMARY...........................................................................................................6
      The Parties.................................................................................................6
      Securities to be Issued by the Trust........................................................................6
      Payments on the Notes.......................................................................................6
      Assets of the Trust.........................................................................................7
      Servicing Fees..............................................................................................8
      Tax Status..................................................................................................8
      ERISA Considerations........................................................................................8
      Ratings  ...................................................................................................8

RISK FACTORS......................................................................................................9

THE SERVICER.....................................................................................................14

THE TRANSFEROR...................................................................................................14

THE TRUST........................................................................................................14
      The Owner Trustee..........................................................................................16

USE OF PROCEEDS..................................................................................................17

THE DEALER FLOOR PLAN FINANCING BUSINESS.........................................................................17
      Creation of Receivables....................................................................................17
      Credit Approval and Credit Guidelines......................................................................18
      Payment Terms..............................................................................................21
      Billing and Collection Procedures..........................................................................21
      Dealer Monitoring..........................................................................................21
      Intercreditor Agreement for Security Interests in
         Vehicles and Non-Vehicle Collateral Security............................................................23
      Relationship with Affiliates...............................................................................23

THE ACCOUNTS.....................................................................................................24

THE NOTES........................................................................................................24
      General  ..................................................................................................24
      Interest ..................................................................................................25
      Principal..................................................................................................26
      The Indenture and the Series Supplements...................................................................28
      Excluded Series............................................................................................34
      Collection Account.........................................................................................34
      Excess Funding Account.....................................................................................38
      Allocation Percentages.....................................................................................39
      Allocation of Collections; Deposits in Collection
         Account.................................................................................................41
      Limited Subordination of Certificateholder's Interest;
         Enhancements............................................................................................42
      Distributions..............................................................................................43
      New Issuances..............................................................................................43
      The Indenture Trustee......................................................................................45
      Reports to Noteholders.....................................................................................45
      Book-Entry Registration....................................................................................46
      Definitive Notes...........................................................................................49

THE TRANSFER AND SERVICING AGREEMENTS............................................................................50
      Receivables Purchase Agreement.............................................................................50
      Conveyance of Receivables and Collateral Security..........................................................52
      Representations and Warranties by the Transferor...........................................................53
      Eligible Accounts and Eligible Receivables.................................................................55
      Ineligible Receivables and Excess Receivables..............................................................56
      Addition of Accounts.......................................................................................57
      Removal of Accounts........................................................................................59
      Distributions..............................................................................................63
      Defaulted Receivables and Recoveries.......................................................................63
      Optional Repurchase........................................................................................64
      Investment Events and Early Amortization Events............................................................65
      Termination; Fully Funded Date.............................................................................66
      Indemnification............................................................................................67
      Collection and Other Servicing Procedures..................................................................68
      Servicer Covenants.........................................................................................68
      Servicing Compensation and Payment of Expenses.............................................................69
      Certain Matters Regarding the Servicer.....................................................................70
      Servicing Default..........................................................................................70
      Rights Upon Servicing Default..............................................................................71
      Waiver of Past Defaults....................................................................................71
      Reports  ..................................................................................................71
      Evidence as to Compliance..................................................................................72
      Amendments.................................................................................................73
      Intercreditor Arrangements.................................................................................73
      Administration Agreement...................................................................................74

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.........................................................................74
      Transfer of Receivables....................................................................................74
      Certain Matters Relating to Bankruptcy.....................................................................75

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................76
      General  ..................................................................................................76
      Tax Characterization and Treatment of Notes................................................................77
      Tax Characterization of the Trust..........................................................................80

STATE AND LOCAL TAX CONSEQUENCES.................................................................................81

ERISA CONSIDERATIONS.............................................................................................81

PLAN OF DISTRIBUTION.............................................................................................82

LEGAL OPINIONS...................................................................................................83

WHERE YOU CAN FIND MORE INFORMATION..............................................................................83

INCORPORATION BY REFERENCE.......................................................................................84

INDEX OF TERMS...................................................................................................85


                  WHERE TO FIND INFORMATION IN THIS PROSPECTUS
                          AND THE PROSPECTUS SUPPLEMENT

      We provide information to you about the notes in two separate documents that provide varying levels of detail:

           (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and

           (b) the prospectus supplement for a series of notes, which will provide financial and other information regarding the pool of receivables held by the trust and will specify the terms of a particular series of notes, including:

           o     which classes of the series being offered;

           o the timing of interest and principal payments for each class of the series;

           o the priority of interest and principal payments for each class of the series;

           o information about credit enhancement for each class of the series, if any;

           o     the ratings for each class of the series; and

           o     the method for selling each class of the series.

      IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THAT SERIES, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information provided in this prospectus and the prospectus supplement for your series of notes. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

      We are not offering the notes in any state where the offer is not permitted.

      You can find a list of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" which appears at the end of this prospectus.

      We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

                                     SUMMARY

      This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the notes. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of a series of notes, carefully read this entire prospectus and the prospectus supplement for that series.

THE PARTIES

ISSUER/TRUST

World Omni Master Owner Trust, a Delaware business trust formed by the Transferor and the Owner Trustee.

TRANSFEROR

WODFI LLC, a Delaware limited liability company and a wholly-owned subsidiary of World Omni Financial Corp.

SERVICER

World Omni Financial Corp., a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc.

OWNER TRUSTEE

The Owner Trustee will be            .

INDENTURE TRUSTEE

The Indenture Trustee will be            .

SECURITIES TO BE ISSUED BY THE TRUST

NOTES

The trust will issue one or more series of notes. Each series of notes may include one or more classes. The trust may issue additional series of notes after the issuance of notes offered by this prospectus.

OTHER SECURITIES

The trust will also issue certificates. The certificates are beneficial interests in the trust and represent the entire equity of the Trust. The certificates will not be offered or sold under this prospectus.

SUBORDINATION

A portion of the certificates will be subordinated to a series of notes to the extent described in this prospectus and the prospectus supplement for the series.

One or more classes of notes of a series may be subordinate to one or more classes of notes. The relative priority of each series and class of notes will be described in the prospectus supplement for that series.

PAYMENTS ON THE NOTES

INTEREST

The trust will pay interest on the notes monthly or with the frequency as is specified in the prospectus supplement for that series. Each series or class of notes will have its own interest rate, which may be fixed, variable, contingent, adjustable or any combination of these characteristics. The interest rate or the method for determining the interest rate for a series or class of notes will be specified in the prospectus supplement for that series.

The sources of funds the trust will use to pay interest on a series or class of notes will be specified in the prospectus supplement for that series. Typically, these sources will include:

o interest collections on the receivables held by the trust

o     servicer advances

o     available credit enhancement

PRINCIPAL

Each series or class of notes will have a stated principal amount.

Ordinarily, principal payments on the notes will occur on one or more dates specified in the prospectus supplement for that series. The sources of funds the trust will use to pay principal will be specified in the prospectus supplement for that series. Typically, these sources will include:

o all or a portion of the principal collections on the receivables held by the trust

o     servicer advances

o all or a portion of the interest collections remaining after interest payments

o     available credit enhancement

The manner in which the trust will apply available funds toward principal payments on a series of notes will be set forth in the prospectus supplement for that series.

Each series of notes will have a revolving period during which no principal payments are made. Among the possible ways principal payments may be made are the following:

o a single targeted final payment date, on which all principal is repaid at once

o a controlled amortization period, during which a predetermined amount of principal is repaid on each specified payment date until all principal has been repaid

o an index amortization period, during which the amount of principal that is repaid is determined by reference to an index

However, it is possible that principal payments on a class or series of notes will begin earlier than the date specified in the prospectus supplement for that series. Upon the occurrence of an early amortization event for a series of notes, the trust will apply all funds allocated to that series to the repayment of the outstanding principal of and interest on the notes and the other securities, if any, in that series, unless the prospectus supplement for that series provides that those funds will be set aside for payment on a later date. An early amortization event will likely result in an earlier commencement of the repayment of principal on the notes than the date specified in the prospectus supplement for that series. In addition, an early amortization event may result in delays or reductions in the payments on your notes.

ASSETS OF THE TRUST

The primary assets of the trust will be a revolving pool of receivables arising under selected revolving floor plan financing agreements entered into with World Omni by retail automotive dealers to finance their inventory of new and used automobiles and light duty trucks.

The receivables will be sold by World Omni to the Transferor, and then transferred by the Transferor to the trust. The trust will grant a security interest in the receivables and the other property of the trust to the trustee under the indenture for the notes for the benefit of the noteholders. The trust property will also include:

o security interests in the collateral securing the dealers' obligations to pay the receivables, which will include unsold vehicles and which may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

o amounts held on deposit in specified trust accounts maintained for the trust or for a series or class of notes;

o recourse World Omni may have against the dealers under the financing agreements;

o a portion of the Transferor's rights under its purchase agreement with World Omni; and

o any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

As new receivables arise under the selected financing agreements, they generally will be transferred to the trust on a daily basis. Prior to the date on which funds are required to be set aside for payment on a series of notes, the trust generally will transfer the principal collections on the receivables to the Transferor, provided there are sufficient assets in the trust. If there are insufficient assets in the trust, the trust will retain the principal collections and invest them in eligible investments.

However, if a cash accumulation event specified in the prospectus supplement for a series of notes occurs, the trust will retain all or a portion of the principal collections and invest them in eligible investments in a cash accumulation account dedicated to the noteholders of that series for future payment on the notes of that series.

SERVICING FEES

For each series of notes, the trust will pay the servicer a set monthly fee as compensation for servicing the receivables, as set forth in the related prospectus supplement.

TAX STATUS

Kirkland & Ellis, special tax counsel, is of the opinion that, for federal income tax purposes, the notes will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

By accepting a note, you agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "STATE AND LOCAL TAX CONSEQUENCES" in this prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA CONSIDERATIONS," an employee benefit plan regulated by the Employee Retirement Income Security Act of 1974 may purchase the notes, including any subordinated notes. See "ERISA CONSIDERATIONS" for a description of the limitations on the purchase of notes by employee benefit plans. Employee benefit plans should consult with their counsel before purchasing any notes.

RATINGS

All of the notes offered under this prospectus will be rated investment grade by at least one nationally recognized rating agency. Any other ratings for a series or class of notes will be described in the prospectus supplement for that series.

                                  RISK FACTORS

           You should consider carefully the following risk factors in deciding whether to purchase the notes.

DEALER CONCENTRATION MAY RESULT IN LARGER LOSSES FROM A SINGLE DEALER DEFAULT

As of May 31, 1999, World Omni provided new and used car floor plan financing for approximately 240 dealers or dealer groups. Although no dealer or dealer group accounted for more than 8.13% of the aggregate principal amount of the outstanding receivables as of May 31, 1999, approximately 35.79% of the aggregate principal amount of the receivables outstanding as of that date were generated by the 8 largest dealers or dealer groups. A default by one of these dealers or dealer groups could result in delays or reductions in payments on your notes. In addition, as of May 31, 1999, approximately $23.7 million of receivables were generated by dealers or dealer groups affiliated with JM Family Enterprises.

RECEIVABLES MAY BE UNCOLLECTIBLE DUE TO SUPERIOR INTERESTS

World Omni and the Transferor will file financing statements covering the receivables sold by World Omni to the Transferor and then transferred to the trust. The financing statements will perfect the security interests of the Transferor and the trust in the receivables. However, World Omni will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the Transferor and then transferred to the trust. See "THE TRANSFER AND SERVICING AGREEMENTS - CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY."

If the receivables are "chattel paper" under the Uniform Commercial Code and another party purchases or takes a security interest in the receivables for value, in the ordinary course of business and without actual knowledge of the Transferor's or the trust's interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust's interest. The trust will not be able to collect on the receivable if there is a superior interest. This may result in delays or reductions in payments on your notes. See "CERTAIN LEGAL ASPECTS - TRANSFER OF RECEIVABLES."

RECEIVABLES MAY BE UNSECURED DUE TO SALES OUT OF TRUST

Dealers give World Omni a security interest in the vehicles they purchase to secure their obligations under the receivables. When the financed vehicle is sold, World Omni's security interest in the vehicle generally will terminate. If the dealer who sold the vehicle fails to pay World Omni the amount owed on the receivable, the receivable will become unsecured because the buyer generally takes the vehicle free of the security interest. If the financed vehicle is sold "out of trust," sold without the dealer applying the proceeds of the sale to repay the receivable, the trust will not be able to foreclose on the financed vehicle. This may result in delays or reductions in payments on your notes.

A BANKRUPTCY OF WORLD OMNI OR THE TRANSFEROR MAY DELAY OR REDUCE PAYMENTS ON THE NOTES

World Omni will sell receivables to the Transferor, and the Transferor will transfer the receivables to the trust. Although World Omni and the Transferor have taken steps, such as the creation of the Transferor as a special purpose entity, to ensure that the transactions described in this prospectus are respected, and to reduce the likelihood that the Transferor would voluntarily file for bankruptcy, if World Omni or the Transferor were to become a debtor in bankruptcy, a court could conclude that the receivables transferred to the trust are not owned by the trust, but rather are part of the estate of the debtor in bankruptcy. The court may conclude that the transfer of the receivables from the party in bankruptcy was not really a sale, but rather a secured financing, or the court may conclude that the party in bankruptcy and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your notes as a result of:

      o the "automatic stay" provisions of the U.S. Bankruptcy Code, which prevent creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in specified circumstances;

      o some tax or government liens on World Omni's or the Transferor's property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections on the receivables before those collections are used to make payments on your notes; and

      o the fact that the trust or the indenture trustee may not have a perfected security interest in the financed vehicles or cash collections on the receivables held by World Omni at the time a bankruptcy proceeding begins.

If World Omni or the Transferor were to become a debtor in bankruptcy, it may be able to recover payments made by it to the trust to repurchase receivables prior to the date of the bankruptcy petition. This could result in delays or reductions in payments on your notes.

In addition, if World Omni, any of its affiliates, or any of the manufacturers of the related vehicles filed for bankruptcy, the dealers might respond by delaying or withholding payments on the receivables, even without legal or contractual justification. This could result in delays or reductions in payments on your notes.

FAILURE OF SOUTHEAST TOYOTA DISTRIBUTORS TO REPURCHASE VEHICLES FROM TERMINATED DEALERS MAY RESULT IN INCREASED LOSSES ON THE RECEIVABLES

Southeast Toyota Distributors, an affiliate of World Omni and the largest distributor of vehicles to the dealers generating the receivables, is obligated to repurchase some of the dealer's vehicles if its dealership agreement is terminated or expires. If Southeast Toyota Distributors is unwilling or unable to repurchase those vehicles, losses on the receivables of those dealers may increase. This could result in delays or reductions in payments on your notes.

FAILURE OF WORLD OMNI TO GENERATE SUFFICIENT NEW RECEIVABLES MAY RESULT IN THE TRUST HOLDING ASSETS WITH A LOWER YIELD

The trust depends upon World Omni to generate new receivables to replace the receivables that are repaid. In the event that World Omni is unable to generate sufficient new receivables, or is unable to transfer the receivables it generates because of restrictions in its financing arrangements or otherwise, the trust will be required to hold cash or investment securities rather than receivables, which may have a lower yield. Because the trust's assets are the sole source of payments on the notes, this could result in delays or reductions in payments on your notes. World Omni does not guarantee that it will continue to generate receivables at historical rates. The following events could negatively impact World Omni's ability to generate new receivables:

o A decline in the manufacture and sale of automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or other factors

o     A change in vehicle distribution practices

o     A change in dealer inventory management practices

o A change in the interest rates charged by World Omni to dealers

o A change in the amounts of the credit lines or other terms offered by World Omni to dealers

o     Defaults on accounts by dealers

o     Termination of dealer franchises

o     Dealers becoming insolvent or filing for bankruptcy

o     Seasonal fluctuations in the sale and leasing of vehicles

As of May 31, 1999, approximately 32% of the aggregate principal balance of the receivables held by World Omni were related to vehicles sold to dealers by Southeast Toyota Distributors. Accordingly, the ability of World Omni to supply new receivables to the trust will be in part dependent upon the ability of Southeast Toyota Distributors to sell vehicles.

THE FAILURE OF DEALERS TO MAKE PAYMENTS ON THE RECEIVABLES COULD DELAY OR REDUCE PAYMENTS ON THE NOTES

The trust's ability to make payments on the notes generally depends on collections from dealers on the receivables. The prospectus supplement will describe past patterns of dealer payments on similar receivables.

The timing of the sale and lease of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of World Omni, the Transferor and the trust. Sales incentive programs and financing incentive programs of vehicle manufacturers, including Toyota, and distributors, including Southeast Toyota Distributors, also affect the sale and lease of vehicles. We do not guarantee that dealers will pay on the receivables at the same rate as in the past or in any particular pattern. If the dealers' ability to pay on the receivables declines for whatever reason, you might experience delays or reductions in payments on your notes.

FAILURE OF WORLD OMNI OR THE TRANSFEROR TO FULFILL ITS REPURCHASE OBLIGATIONS MAY ADVERSELY AFFECT THE TRUST

World Omni, the Transferor and their respective affiliates generally are not obligated to make payments to you on your notes and do not insure or guarantee the payment of the receivables or your notes. However, World Omni will make representations and warranties to the Transferor regarding the characteristics of the receivables. The Transferor will assign these representations and warranties to the trust, and the Transferor will make its own representations and warranties to the trust in connection with the transfer of the receivables to the trust. If World Omni or the Transferor breaches its representations and warranties, and the breach materially and adversely affects the receivable or the interests of the noteholders in that receivable, it will be obligated to repurchase the receivable from the trust. If World Omni or the Transferor fails to repurchase the affected receivable, you may experience delay or reductions in payments on your notes. See "THE TRANSFER AND SERVICING AGREEMENTS - RECEIVABLES PURCHASE AGREEMENT" and " REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR."

THE TRUST ASSETS ARE LIMITED TO THE RECEIVABLES AND ANY FORMS OF CREDIT ENHANCEMENT

The notes represent obligations of the trust only. The sole source of payments on the notes are the assets of the trust. The trust will not have any significant assets or sources of funds other than the receivables, its limited rights in accounts, and other rights or credit enhancements as specified in the prospectus supplement for the series. The notes are not obligations of and are not insured or guaranteed by World Omni, the Transferor or any other entity or person (including any affiliate of World Omni or the Transferor).

You must rely primarily on payments on the trust's receivables, funds in the specified accounts and other credit enhancements, if any, for repayment of your notes. In addition, you may have to look to the proceeds from the repossession and sale of the collateral that secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience delays or reductions in payments on your notes.

THE TRUST HAS LIMITED RESTRICTIONS ON ISSUING ADDITIONAL SERIES OF NOTES

The trust, as a master trust, may issue additional series of notes. The terms of any additional series of notes will be established at the time of their issuance and may vary substantially from the terms of your notes. The terms of the agreements creating a new series of notes may not change the terms of any existing series of notes, and it is a condition to the issuance of any additional series of notes that it not result in a decrease in the rating of any existing series of notes. However, the issuance of additional series of notes could ultimately result in delays or reductions in payments on your notes.

POTENTIAL DELAYS IN PAYMENTS DUE TO YEAR 2000 NONCOMPLIANCE

Year 2000 compliance refers to the ability of technology information systems to recognize the difference between the years 1900 and 2000. If an information technology system was written using two digits rather than four digits to define the applicable year, it may not be able to differentiate between the years 1900 and 2000 and may generate erroneous data.

World Omni has identified all significant internal applications that will require modification to ensure Year 2000 compliance. Internal and external resources are being used to make the required modifications and test Year 2000 compliance. World Omni plans to complete the modifications and testing process of all significant applications by August 31, 1999, which is prior to any anticipated impact on its operating systems. Accordingly, World Omni does not anticipate Year 2000 issues with its computer systems to have a material adverse effect on the trust, the receivables or the servicing of the receivables. The August 31, 1999 date is based on estimates and assumptions of future events. These estimates may not be achieved and actual results could differ materially from those anticipated.

If World Omni's systems are not Year 2000 compliant, the servicing of the receivables could be adversely affected, which could result in delays or reductions in payments on the notes.

LIMITED ABILITY TO RESELL NOTES

The underwriters for a series of notes may assist in the resale of those notes, but they are not required to do so. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

                                  THE SERVICER

      World Omni Financial Corp. ("WORLD OMNI" or the "SERVICER") is a Florida corporation and a subsidiary of JM Family Enterprises, Inc. ("JM FAMILY ENTERPRISES"), a Delaware corporation. World Omni is primarily engaged in providing dealerships throughout the United States with a full range of financial services. World Omni provides wholesale floor plan financing and capital loans to dealers and also provides retail motor vehicle leasing and installment financing to the customers of these dealers and to others. The principal executive offices of World Omni are located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.


                                 THE TRANSFEROR

      WODFI LLC (the "TRANSFEROR") is a Delaware limited liability company and a wholly-owned subsidiary of World Omni. The Transferor was organized in July 1999 for limited purposes, which include:

      o     purchasing receivables from World Omni;

      o     financing the receivables purchased;

      o     transferring the receivables to third parties; and

      o any activities incidental to and necessary or convenient for the accomplishment of those purposes.

The principal executive office of the Transferor is located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

      The Transferor has taken steps in structuring the transactions contemplated by this prospectus that are intended to ensure that a petition for relief by World Omni under the U.S. Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will not result in a court disregarding the Transferor as a separate entity and consolidating its assets and liabilities with those of World Omni. These steps include the creation of the Transferor as a separate, limited purpose entity pursuant to its certificate of formation and limited liability company agreement, which contain limitations, including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to file a petition for relief under any Insolvency Law without the unanimous affirmative vote of all of its board directors. The Transferor's limited liability company agreement also includes a provision requiring the Transferor to have two directors who qualify as independent as that term is defined in the Transferor's limited liability company agreement. See "RISK FACTORS - A BANKRUPTCY OF WORLD OMNI OR THE TRANSFEROR MAY DELAY OR REDUCE PAYMENTS ON THE NOTES" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES - CERTAIN MATTERS RELATING TO BANKRUPTCY."


                                    THE TRUST

      World Omni Master Owner Trust (the "TRUST") is a Delaware business trust formed pursuant to a Trust Agreement (the "TRUST AGREEMENT"), between the
Transferor and              , as Owner Trustee

(the "OWNER TRUSTEE"), dated on or before the date on which the first series of Notes are issued by the Trust (the "INITIAL CLOSING DATE").

      On the Initial Closing Date the Transferor shall have conveyed to the Trust, without guaranty that the Trust will be able to collect, the receivables (the "RECEIVABLES") arising under selected revolving financing agreements (the "ACCOUNTS") entered into with World Omni by retail automotive dealers franchised by dealers (the "DEALERS") to finance their inventory of new and used automobiles and light duty trucks. The property of the Trust consists of:

      o    the Receivables existing in the Accounts on              , 1999
           (the "INITIAL CUT-OFF DATE");

      o    all Receivables generated in the Accounts after the Initial Cut-Off
           Date;

      o Receivables existing in or generated in any Accounts added to the Trust on or after the related addition date;

      o an assignment of all the Transferor's rights and remedies under the Receivables Purchase Agreement, dated as of the Initial Closing Date, between World Omni and the Transferor (the "RECEIVABLES PURCHASE AGREEMENT"), pursuant to which the Transferor will purchase Receivables from World Omni;

      o all collections of principal under the Receivables ("PRINCIPAL COLLECTIONs") and all collection of interest and other nonprincipal charges (including insurance service fees, amounts recovered on Defaulted Receivables and insurance proceeds) under the Receivables ("INTEREST COLLECTIONS" and, together with Principal Collections, "COLLECTIONS");

      o    all funds on deposit in specified accounts of the Trust;

      o any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap or other interest rate protection agreement, maturity liquidity facility, tax protection agreement or other arrangement (each, an "ENHANCEMENT") issued for a series or class of notes;

      o a security interest in motor vehicles securing the Receivables (the "VEHICLEs"); and

      o a security interest in specified parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or personal guarantees securing the Receivables (the "COLLATERAL SECURITY").

See "THE TRANSFER AND SERVICING AGREEMENTS - RECEIVABLES PURCHASE AGREEMENT" for an overview of the Receivables Purchase Agreement. The noteholders will not have any interest in any Enhancements provided for the benefit of the noteholders of another series or class. See "THE TRANSFER AND SERVICING AGREEMENTS - REMOVAL OF ACCOUNTS" for information regarding the removal of Receivables and Accounts from the trust.

      The Transferor, the Trust and World Omni as Servicer will enter into a trust sale and servicing agreement, dated as of the Initial Closing Date (the "TRUST SALE AND SERVICING AGREEMENT"). Pursuant to the Trust Sale and Servicing Agreement the Trust will acquire the Receivables from the Transferor and the Servicer will agree to service the Receivables, the Transferor is conditionally allowed, and in some circumstances is obligated:

      o to designate new Accounts to be included as Accounts and to convey to the Trust the Receivables of those new Accounts,

      o    to designate ineligible Accounts to be removed, and

      o to require the Trustee to return receivables in the removed Accounts to the Transferor.

See "THE TRANSFER AND SERVICING AGREEMENTS - ADDITION OF ACCOUNTS" for information regarding the addition of Accounts.

      The Trust may issue one or more series of asset backed notes (collectively, the "NOTES"). A portion of the Trust's assets and cash flows will be allocated to the holders of each series of Notes (for a particular series or all series, the "NOTEHOLDERS' INTEREST"). The Trust will also issue certificates (the "CERTIFICATES"). The Certificates represent the entire beneficial interests in the Trust. Initially, the Transferor will hold all of the Certificates. The portion of the Trust's assets and cash flows remaining after allocation of the Noteholders' Interest will be allocated to the holders of the Certificates ("CERTIFICATEHOLDERS' INTEREST"). The principal amount of the Certificateholder's Interest will fluctuate as the aggregate principal balance of the Receivables (the "POOL BALANCE") fluctuates, as new series of Notes are issued, and as outstanding series of Notes are repaid or refunded. A portion of the Certificateholder's Interest will be subordinated to the Noteholder's Interest of each series of Notes to the extent described in this prospectus and the prospectus supplement for that series. The Certificates initially will be held by the Transferor and are not being offered by this prospectus.

      The prospectus supplement will describe the capitalization of the Trust at the time of the issuance of the series of Notes offered by that prospectus supplement.

      Prior to its formation, the Trust had no assets or obligations. The Trust has not and will not engage in any business activity other than:

      o acquiring and holding the Receivables, the other assets of the Trust and proceeds therefrom;

      o     issuing the Notes and the Certificates; and

      o     making payments on the above and related activities.

As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

THE OWNER TRUSTEE

                    , a                     , will serve as Owner Trustee under
the Trust Agreement. The principal executive offices of the Owner Trustee are
located at                   , and its telephone number is               .

                                 USE OF PROCEEDS

      The net proceeds from the sale of a series of the notes will be paid to the Transferor. The Transferor will use those proceeds to purchase Receivables from World Omni and to make deposits into the Excess Funding Account, if necessary, and into any other account specified in the related prospectus supplement.


                    THE DEALER FLOOR PLAN FINANCING BUSINESS

      The Receivables to be conveyed to the Trust by the Transferor result from loans by World Omni to Dealers made by World Omni under floor plan financing agreements to finance the Dealers' purchases of new and used Vehicles. Used Vehicles may be purchased by Dealers at auctions, from other dealers or directly from vehicle owners.

      World Omni is the major wholesale financing source for Dealers in the Southeast Toyota Distributors' distribution network. Since 1981, World Omni has increased its floor plan finance penetration of those Dealers to approximately 50% as of May 31, 1999. World Omni services the Dealers from its main office located in Deerfield Beach, Florida.

CREATION OF RECEIVABLES

      World Omni finances 100% of the invoice price of new Vehicles. A Receivable is created upon shipment of the new vehicle from the vehicle manufacturer or distributor to the Dealer.

      The amount that World Omni will lend on a used vehicle varies.

      o For vehicles purchased by the dealer at an auction and financed by World Omni via payment directly to the auction, World Omni finances 100% of the auction price plus the buyer's fees paid to the auction.

      o In some circumstances, the vehicle being financed by World Omni is one that was sold by World Omni to the dealer. These vehicles are ones that were leased by World Omni to a consumer for a period of time and that were returned to World Omni at the end of the lease. If the used vehicle being financed under World Omni's floorplan is one that was sold by World Omni to the dealer, World Omni will lend 100% of the price the dealer paid to World Omni for the vehicle.

      o For select dealers, World Omni will lend 100% of the "Black Book" value of the used vehicle. In some circumstances the Black Book value includes the value of additional equipment on the vehicle.

      o In situations other than those described above, World Omni will finance up to 80% of the wholesale value of the vehicle as defined in the NADA Official Used Car Guide's "Average Trade In" column.

Used Vehicles represented approximately 16.2%, 19.4%, 17.6% and 18.1% of the total dollar amount of Receivables outstanding as May 31, 1999, and December 31, 1998, 1997 and 1996, respectively.

CREDIT APPROVAL AND CREDIT GUIDELINES

      World Omni's wholesale floor plan and used car floor plan programs are administered by its Commercial Operations Department located in Deerfield Beach.

      World Omni provides floor plan financing to Dealers pursuant to pre-established credit guidelines. World Omni must approve each prospective Dealer before that Dealer signs a dealer financing agreement. Each dealer financing agreement generally includes a security agreement, a personal guaranty by the principal owner of the Dealer and, when necessary, an intercreditor agreement. The collateral subject to the security agreement generally consists of:

      o    the Vehicles;

      o all inventory, equipment and other property of the Dealer, including parts inventory, furniture, fixtures and tools;

      o    all additions, accessories and accessions;

      o all intangibles, instruments, chattel paper and accounts arising out of the sale or lease of the foregoing;

      o    all substitutions, returned and repossessed items; and

      o    all proceeds thereof, including insurance proceeds.

The Commercial Operations Department performs an analytical and investigative review to evaluate the character and credit of the principal owners of a prospective Dealer and to determine whether the Dealer's capital structure is adequate to support the business. In conducting its review, representatives of the Commercial Operations Department will conduct interviews with Dealer principals, check credit references, obtain dealership and personal financial statements and review the business history of dealership management and existing business plans.

      The key process in approving a floor plan financing request is the completion of a financial statement review of the prospective borrower. In many cases, this review will be based on pro forma statements and projections completed by the prospective Dealer.

      Because the financial data are generally comprised primarily of projections, the review centers mainly on the financial strength and integrity of the guarantors and their past history. In addition, the location of the particular dealership is analyzed. The main thrust of this analysis relates to the market area and the potential for Vehicle sales. When available, state vehicle registration data is used in the analysis of a Dealer's primary market area to help determine the retail penetration ability of a new Dealer. Dealers who sell Toyotas generally sign a release letter which enables Southeast Toyota Distributors to provide World Omni access to its files on those Dealers. The database provides a wide array of financial information and trend analysis. The Dealer's financial statements are verified and the Dealer's profitability during the first year of operation is projected.

      When a Dealer requests a floor plan financing program, World Omni conducts a search of the appropriate records of the filing office or offices to determine if there are other creditors of the Dealer with current security interest filings. Prior filings are given particular attention by World Omni management, especially if they relate to Vehicles or if the wording is broad enough to indicate a possible conflict with World Omni's security interest. In those instances, World Omni works together with the particular Dealer to eliminate any conflicts. Steps taken include executing an intercreditor agreement with any other creditor and/or arranging for the filing of amendments to any prior financing statements. World Omni may approve the Dealer's request for a floor plan financing program but will not advance any funds to the Dealer until all conflicts are resolved.

      If a prospective Dealer is approved by World Omni, the Dealer and World Omni enter into a dealer financing agreement. The principal owner of the dealership is generally required to guarantee the Dealer's obligations to World Omni and to subordinate its loans to the dealership to the Dealer's indebtedness to World Omni.

      Pursuant to the dealer financing agreement, in order to secure all indebtedness of the Dealer to World Omni, the Dealer grants to World Omni a first priority security interest in its inventory of Vehicles and, in many cases, to other inventory, such as parts and equipment, as well.

      World Omni is, in most cases, the exclusive source of floor plan financing for a Dealer. When a Dealer has an additional source of financing, the other floor plan financier generally takes a security interest in collateral which overlaps with World Omni's. In these situations, World Omni will not advance funds until it has entered into an intercreditor agreement with the other floor plan financier in which each of World Omni and the other financier subordinates its lien on any Vehicle financed by the other party, and the proceeds thereof, to the lien of the financing party.

      Each Dealer is required by its dealer financing agreement to obtain physical damage insurance covering all Vehicles, with the Servicer being named as an additional loss payee. World Omni arranges this insurance for some Dealers through a master policy issued by St. Paul Fire and Marine Insurance Company, which is currently rated A+15 by A.M. Best Company, Inc., a nationally recognized insurance rating agency. An affiliate of World Omni handles claims adjustments under these policies. As to Dealers who elect to make other coverage arrangements, World Omni's affiliate maintains a follow-up system, which includes:

      o     coverage verification;

      o     tracking of policy expiration dates;

      o     renewal follow-up; and

      o     verification that World Omni is properly identified as a loss payee.

As a matter of practice, World Omni does not, however, require that payments received under these policies be paid to it so long as a Dealer is not "out of trust"; that is, if the Dealer sells a Vehicle and World Omni determines that the Dealer has used the sale proceeds thereof for its own separate purposes.

      During the initial 120-day period after the signing of a dealer financing agreement, World Omni conducts monthly floor plan audits, verifying the purchase and sale of all Vehicles. At the end of 180 days, a "FINANCIAL STATEMENT REVIEW" is completed, and the Dealer's initial risk classification is updated. Dealer credit ratings range from one to four, with one being the most financially sound. This risk classification determines the floor plan audit frequency and is important in setting the Dealer's credit limit. However, World Omni does not adjust the interest rates charged to Dealers on the basis of risk classification.

      o "CLASS I DEALERs" are Dealers which are determined to be low risk due to their stability and exceptional working capital, net worth, profits and good audit results.

      o "CLASS II DEALERs" are Dealers which are determined to be of moderate risk and are not as stable as Class I Dealers, although they are judged to have adequate working capital, net worth, profits and wholesale experience.

      o "CLASS III DEALERs" are Dealers which are determined to have marginal working capital, net worth and profits, and which may have experienced more than a normal amount of audit violations.

      o As of May 31, 1999, the number of Accounts designated by World Omni as Class I Dealers, Class II Dealers and Class III Dealers was 123, 59, and 25, respectively (51%, 25% and 10%, respectively, of the total number of Dealers in the Wholesale Portfolio as of that date).

      o As of May 31, 1999, the principal balance of Receivables in the Wholesale Portfolio arising in Accounts with Class I Dealers, Class II Dealers and Class III Dealers was approximately 57%, 23% and 9%, respectively, of the aggregate principal balance of Receivables in the Wholesale Portfolio.

      Dealers that are classified as being high-risk are designated by World Omni as "CLASS IV DEALERS." Class IV Dealers generally include those Dealers with poor audit histories, used car credit lines and/or capital loans outstanding and that have inadequate or negative working capital, net worth and profits. Class IV Dealers also include those Dealers for which a check has been returned within the previous twelve months for reason of insufficient funds or who have sold Vehicles "out of trust." Class IV Dealers are generally considered by World Omni to be problem Dealers, normally subject to a minimum of three dealer reviews by World Omni per year. As of May 31, 1999 the number of Accounts designated by World Omni as Class IV Dealers was 33 (approximately 14% of the total number of Dealers in the Wholesale Portfolio as of that date). As of May 31, 1999, the principal balance of Receivables in the Wholesale Portfolio arising in Accounts with Class IV Dealers was approximately 12% of the aggregate principal balance of Receivables in the Wholesale Portfolio.

      World Omni establishes a base inventory guideline to provide floor plan financing adequate for Dealers' normal vehicle sales. Typically, Dealers are granted credit lines based on a 60-day sales rate for new vehicles and a 45-day sales rate for used vehicles. These credit lines are monitored on a daily basis and adjustments are made upon appropriate credit approval or disapproval.

      If World Omni determines that a specific Dealer's inventory is excessive, the Dealer may be placed on finance hold status. In addition, a Dealer may be placed on finance hold if the dealer financing agreement is violated, a check is returned unpaid or a Dealer requests controlled Vehicle releases. In these circumstances, World Omni assumes control of Vehicle releases to the Dealer and specifically approves the releases on a unit-by-unit basis. Dealers are also placed on finance hold status if World Omni determines that the Dealer has sold "out of trust." Finance hold status on a particular Dealer will remain until World Omni determines that the circumstances have been remedied.

PAYMENT TERMS

      Receivables related to new Vehicles are due on demand, but generally must be paid upon the earlier of (a) one to ten days (averaging four days) following the sale or other disposition of the Vehicle, (b) within one business day of the dealers being funded by the proceeds of a retail or lease contract and (c) a fixed period after the Vehicle's initial acquisition by the Dealer. Although dealer financing agreements may vary as to the precise measurement of the fixed period, generally the principal balance of the Receivable must be paid down 10% per month beginning April 1 of the year following the model year of the underlying Vehicle, and must be paid in full by the next October, unless the Vehicle is recategorized as a used Vehicle. Receivables in fleet sales for special dealers who have a delayed payment privilege must generally be paid in full on the earlier of (1) the 20th day after delivery to the end user or (2) receipt of payment from the end user.

      Receivables relating to used Vehicles, Vehicles purchased at Program Sales and under the Toyota Renewed program are generally stated to be due on demand or on the earlier of (1) the sale of the Vehicle or (2) 90 days. World Omni, in its sole discretion, may generally grant one extension for a period of 30 days, if a principal payment of 10% of the unpaid principal balance is made by the Dealer prior to the extension.

      World Omni charges interest monthly on Receivables secured by new Vehicles at an annual rate generally averaging prime + 0.30% or LIBOR + 2.04%. Receivables secured by used Vehicles accrue interest at an annual rate generally averaging 2.04% over the London interbank offered rate ("LIBOR") or 0.92% over prime. Upon agreement with the Dealers, World Omni may change the rate mechanism, the rate which the Receivables are tied to, currently either LIBOR or the prime rate, or the interest rate premium in any manner.

      Some Dealers maintain funds with World Omni under an inventory cash escrow agreement, pursuant to which funds are held for cash management, liquidity and working capital purposes. The Dealers can withdraw these funds so long as the Dealer has not defaulted under its floor plan agreements with World Omni. Interest on the prepaid funds is offset against interest due from the Dealer on the floor plan line. Funds deposited by Dealers with World Omni will be treated by World Omni as Principal Collections of Receivables, and withdrawals by Dealers will be treated by World Omni as creating new Receivables.

BILLING AND COLLECTION PROCEDURES

      A statement setting forth interest and other billing and account information is prepared by World Omni and distributed on a monthly basis to each Dealer. Each Dealer's bills are generated on approximately the first or second business day of the month, and payments are due on the tenth day of the month in which they are billed. Interest is billed retroactively and Dealers make payments by check or electronic funds transfer.

      The monthly statement lists each outstanding Receivable and details all credits and debits applied to each Receivable during the period. Dealers are required to make principal payments on Receivables when due by check or electronic funds transfer.

DEALER MONITORING

      World Omni produces a daily accounting of the balance outstanding under each credit line. All exposures above established credit lines require approval by World Omni's Commercial Operations

Department on a monthly basis. A monthly status report is provided to World Omni senior management. This report is an all-inclusive summary of the monthly and ongoing developments relating to Dealer credits. A review of all existing credit lines (the "FINANCIAL STATEMENT REVIEW") is completed at least once a year and is not limited to financial statement and ratio analysis, but is designed to provide an overview of the entire operation as it relates to World Omni. A security interest search is conducted on an annual basis in conjunction with the formal review of the Dealer to ensure that there are no conflicts with World Omni's security interests.

      The Commercial Operations Department follows a procedure (the "BOOK REVIEW") to verify the validity of new Dealer financial statements. It is World Omni's intention to complete a Book Review with most new Dealers. The process mirrors the Financial Statement Review, but includes an actual review and verification of the Dealer's records. Upon completion, the results are discussed with the Dealer principals and guarantors. Any deficiencies are addressed and action plans implemented with a timetable for resolution.

      Wholesale floor plan audits are completed at least once per quarter at all Dealers and in most cases monthly, based on the Dealer risk profile and the prior audit experience of the Dealer. The audit includes a physical verification of every floor planned Vehicle and, if a Vehicle cannot be located, the related manufacturer's statement of origin or title.

      World Omni's extensive Dealer monitoring process is designed to provide an early indication of a problem. The daily reporting of Dealer exposures and Dealer payments is intended to provide the Commercial Operations Department with early warning signs of potential problems.

      If the results of the Dealer monitoring process show that a particular Dealer is suffering financial difficulties, World Omni's Commercial Operations Department will closely monitor the Dealer while working with the Dealer to improve its financial condition. Floor plan audit frequency may be increased and a Book Review may be performed with the results being discussed with the Dealer and principals or guarantors. Operating trends are generally reviewed, including the Dealer's cash and net working capital position. Finally, a meeting may be held between World Omni and the Dealer resulting in the implementation of a plan of action and a corresponding timetable in which the plan is to be completed. These risk management procedures could also be activated in the event a routine audit reveals a shortage in a Dealer's Vehicle inventory, a Dealer check is returned for which there are insufficient funds or a Dealer specifically requests assistance. Dealers who demonstrate these or other problems may be placed on finance hold, which would result in approval on a per unit basis or cash-on-delivery terms. World Omni also works to protect the dealership by providing auditing advice, cash flow management and credit relationship assistance in order to maintain the value of the dealership as an ongoing entity. However, further deterioration may result in the seizure and liquidation of Vehicle inventory. The Wholesale Portfolio, and those Receivables arising from the Portfolio which are transferred to the Trust, may sometimes include Receivables arising in Accounts with Dealers which were previously placed by World Omni on finance hold or which were otherwise non-performing for a period of time.

      If World Omni's review reveals that a Dealer has diverted proceeds from Vehicle sales due to World Omni to other uses, the Commercial Operations Department suspends the Dealer's credit lines and sends a demand for payment of the delinquent obligation. Southeast Toyota Distributors and the Dealer's non-Toyota manufacturers will be informed by World Omni of the change in status. Cash-on-delivery terms may be approved depending on the severity of the situation. At this point a demand may also be made on the guarantor(s).

      If after exhausting all possible options, the Dealer is unable to pay amounts owed to World Omni, World Omni may terminate the dealer financing agreement in accordance with its terms and applicable state law. Generally, in these circumstances the Dealer's new Vehicle inventory will be resold to the manufacturer, which generally pays the repurchase price to World Omni for credit against the aggregate amount of outstanding Receivables owed by the Dealer to World Omni. If the Dealer resists termination, World Omni will declare the Dealer in default of its obligations, demand payment in full of its Dealer Note and all Receivables created thereunder and foreclose on its collateral by taking possession of the Dealer's Vehicle inventory, and any other Collateral Security. If necessary, World Omni may also obtain a court order requiring foreclosure. Used Vehicles are auctioned off to the highest bidder. All proceeds are applied against the relevant Dealer liabilities. World Omni will generally pursue any uncollected amounts from the Dealer's guarantors. Once World Omni has commenced liquidation, it writes off any amounts it determines are uncollectible. During the course of a liquidation, World Omni may recognize additional losses or recoveries.

INTERCREDITOR AGREEMENT FOR SECURITY INTERESTS IN VEHICLES AND NON-VEHICLE COLLATERAL SECURITY

      As stated above, the agreements constituting the financing arrangements, including the Accounts, provide for a security interest in the Vehicles in favor of World Omni, which security interest World Omni represents is a first priority security interest. The security interests in the Vehicles in favor of World Omni have been assigned by World Omni to the Transferor pursuant to the Receivables Purchase Agreement and then by the Transferor to the Trust pursuant to the Trust Sale and Servicing Agreement. In its other lending activities, World Omni may have made capital loans, real estate loans or other advances to Dealers that are also secured by a security interest in the Vehicles. In these instances, World Omni has agreed in the Receivables Purchase Agreement not to exercise its security interest in any Vehicle until the Trust shall have been paid in full in respect of the Receivables secured by the Trust's security interest in that Vehicle. In addition, in connection with other loans or advances made by World Omni to a Dealer, World Omni may also have a security interest in Collateral Security other than a Vehicle ("NON-VEHICLE COLLATERAL SECURITY"), such as personal guarantees, if any, securing the amounts owed by the Dealer. In these cases, World Omni, in its sole discretion, may realize on the Non-Vehicle Collateral Security for its own benefit in respect of its loans or advances before the Trust is permitted to realize upon the Non-Vehicle Collateral Security. Because of the subordinate position of the Trust in respect of Non-Vehicle Collateral Security, there is no assurance that the Trust will realize any proceeds in respect of any Non-Vehicle Collateral Security.

RELATIONSHIP WITH AFFILIATES

      In July 1995, World Omni and its insurance and warranty affiliates instituted a program (the "SUPERWRAP PROGRAM") to encourage Southeast Toyota Dealers who finance floor plan vehicles with World Omni to purchase other financial products sold by World Omni and its insurance and warranty affiliates, and to remain competitive with other automotive finance companies. Under the SuperWRAP Program, World Omni and its affiliates pay participating Dealers specified amounts based on a pricing grid, and these payments are assigned by the Dealers to World Omni and applied automatically by World Omni to reduce interest payments on the Receivables. The Dealers remain obligated to pay the full interest payments on the Receivable in the event World Omni or its affiliates fail to make the SuperWRAP Program payments to the Dealers. All Southeast Toyota Distributors Dealers who have floor plan accounts with World Omni are eligible to participate under the SuperWRAP Program. Approximately $882,136, $2,095,805, $1,849,843, and $691,538 in payments were made by World
Omni and its affiliates to Dealers under the SuperWRAP Program for the six months ended June 30, 1999, and the years ended December 31, 1998, 1997, and 1996, respectively.

                                  THE ACCOUNTS

      The Receivables arise in the Accounts. The Accounts have been selected from all the accounts in World Omni's portfolio that were Eligible Accounts at the time of selection (the "WHOLESALE PORTFOLIO"). Commercial finance receivables similar to the current Accounts which meet the criteria set forth in the Trust Sale and Servicing Agreement may be added to the Trust in the future (the existing Accounts and the additional accounts, the "ELIGIBLE PORTFOLIO"). In order to be included in the Eligible Portfolio, each Account must be an account established by World Omni in the ordinary course of business and meet the other criteria provided in the Trust Sale and Servicing Agreement. See "THE TRANSFER AND SERVICING AGREEMENTS - REPRESENTATIONS AND WARRANTIES BY TRANSFEROR." World Omni may at anytime and without notice or consent of any third party modify the rates being charged Dealers under the floor plan financing agreements.

      Under the Trust Sale and Servicing Agreement, the Transferor has the right and, in some circumstances, is obligated, subject to the limitations and conditions, if any, in its other financing arrangements and agreements to designate additional qualifying Accounts to be included as Accounts. It may also sell to the Transferor, in the case of World Omni, and convey to the Trust, in the case of the Transferor, the Receivables of the Additional Accounts, including Receivables created from the Additional Accounts. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. World Omni will generally sell to the Transferor the Receivables then existing or thereafter created under the Additional Accounts, and the Transferor will in turn convey them to the Trust. See "THE TRANSFER AND SERVICING AGREEMENTS - ADDITION OF ACCOUNTS." In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated, World Omni will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Trust Sale and Servicing Agreement. See "THE TRANSFER AND SERVICING AGREEMENTS - CONVEYANCE OF RECEIVABLES AND RELATED SECURITY." Under the circumstances specified in the Trust Sale and Servicing Agreement, the Transferor has the right to remove Accounts, and the Receivables arising from the Accounts, from the Trust. See "THE TRANSFER AND SERVICING AGREEMENTS - REMOVAL OF ACCOUNTS." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts transferred by the Transferor on the Closing Date plus any Additional Accounts, minus any Accounts removed from the Trust.

      Information regarding the Accounts will be set forth in the prospectus supplement.


                                    THE NOTES

GENERAL

      The Notes may be issued in one or more series, each series with one or more classes. Each series of Notes will be issued pursuant to the terms of an Indenture (the "INDENTURE") and a Series Supplement to the Indenture for that series (each, a "SERIES SUPPLEMENT"), each between the Trust and
                  , as Indenture Trustee. Forms of the Indenture and the Series Supplement have been filed as exhibits to the registration statement of which this prospectus forms a part. The Transferor will provide a copy of the Indenture and relevant Series Supplement (each without exhibits) upon request of a Noteholder. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the applicable Series

Supplement. Where particular provisions or terms used in the Indenture or a Series Supplement are referred to, the actual provisions, including definition of terms, are incorporated by reference as part of this summary.

      The Notes of each series will evidence obligations of the Trust secured by the assets of the Trust allocated to the Noteholders' Interest of that series and will represent the right to receive from those assets funds up to the amounts required to make payments of interest on and principal of the Notes of that series as described in the related prospectus supplement. Principal and
interest on the Notes will generally be paid on the      day of the month (each,
a "PAYMENT DATE") as set forth in the related prospectus supplement. A portion of the Certificateholder's Interest will be subordinated to the Noteholders' Interest of each series to the extent described in the related prospectus supplement.

      Each series of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY") in the United States, or Cedelbank or Euroclear in Europe, except as set forth below. Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co.
is expected to be the holder of record (the "NOTEHOLDER") of the Notes.

      Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participants. All references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures. See " - BOOK-ENTRY REGISTRATION" and " - DEFINITIVE NOTES."

INTEREST

      Interest on the principal balance of the Notes of a series or class will accrue at the rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the Noteholders of a series or class as and on the dates specified in the related prospectus supplement ("INTEREST PAYMENT DATES"). The prospectus supplement for a series or class of Notes may provide that the interest rate and the Interest Payment Dates applicable to each Note of that series or class may be subject to adjustment from time to time, including as a result of a decline in the interest rate of the Receivables.

      Interest Collections and other amounts allocable to the Noteholders' Interest of a series of Notes generally will be used to make interest payments to Noteholders of that series on each Interest Payment Date, provided, however, if Interest Payment Dates occur less frequently than monthly, during an Early Amortization Period, interest will be distributed to the Noteholders monthly on each Payment Date (each, a "SPECIAL PAYMENT DATE"). If the Interest Payment Dates for a series or class of Notes occur less frequently than monthly, the Interest Collections or other amounts allocable to that class will be deposited in a trust account (an "INTEREST FUNDING ACCOUNT") and will be used to make interest payments to Noteholders of that series or class on the next Interest Payment Date. If a series has more than one class of Notes, each class may have a separate Interest Funding Account.

PRINCIPAL

      The Notes of each series will have a revolving period during which no principal payments are made on the Notes (the "REVOLVING PERIOD"). The Revolving Period for a series or class will begin on the date specified in the related prospectus supplement and end on the earlier of (a) the day immediately preceding the Accumulation Period Commencement Date or the Principal Commencement Date for that series and (b) the business day immediately preceding the day on which an Early Amortization Event or an Investment Event occurs for that series. See " - INVESTMENT EVENTS AND EARLY AMORTIZATION EVENTS" for a discussion of the events that might lead to the early termination of the Revolving Period and the recommencement of the Revolving Period. If a series of Notes has more than one class, each class may have a different Revolving Period.

      During the Revolving Period Principal Collections and other specified amounts otherwise allocable to the Noteholders' Interest of that series or class will not be paid to the Noteholders, but rather will be paid to the Transferor, deposited to the Excess Funding Account, or allocated to the Noteholders of another class or series.

      If the principal of the Notes of a series or class is scheduled to be paid in full on an expected date specified in the related prospectus supplement (the "EXPECTED PAYMENT DATE"), the Notes will have an accumulation period (the "ACCUMULATION PERIOD"). The Accumulation Period will begin at the close of business on the date specified in or determined in the manner specified in the related prospectus supplement and will end on the earliest of (a) the commencement of an Investment Period for that series, (b) the commencement of an Early Amortization Period for that series and (c) payment in full of the outstanding principal amount of the Notes of that series.

      During an Accumulation Period, Principal Collections and other specified amounts allocable to the Noteholders' Interest of a series will be deposited into a trust account established for the benefit of the Noteholders of that series (a "PRINCIPAL FUNDING ACCOUNT") and used to make principal distributions to the Noteholders of that series when due. The amount to be deposited in the Principal Funding Account for any series of Notes on any Payment Date may, but will not necessarily, be limited to an amount (the "CONTROLLED DEPOSIT AMOUNT") specified in the related prospectus supplement. If a series has more than one class of Notes, each class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount, and the related prospectus supplement will describe any priorities among the classes of a series for deposits of principal into the Principal Funding Accounts.

      If the principal of the Notes of a series is scheduled to be paid in installments commencing on a date specified in the related prospectus supplement (the "PRINCIPAL COMMENCEMENT DATE"), the Notes will have an amortization period (the "CONTROLLED AMORTIZATION PERIOD"). The Controlled Amortization Period will begin at the close of business on the date specified in or determined in the manner specified in the related prospectus supplement and will end on the earliest of (a) the commencement of a Investment Period for that series, (b) the commencement of an Early Amortization Period for that series and (c) payment in full of the outstanding principal amount of the Notes of that series.

      During a Controlled Amortization Period, Principal Collections and other specified amounts allocable to the Noteholders' Interest of that series will be used on each Payment Date to make principal distributions to any class of Noteholders of that series then scheduled to receive distributions. The amount to be distributed to Noteholders of any series of Notes on any Payment Date may, but will not necessarily, be limited to an amount (the "CONTROLLED AMORTIZATION AMOUNT") for that series specified in the related prospectus supplement. If a series has more than one class of Notes, each class may have a different Controlled Amortization Period and a separate Controlled Amortization Amount, and the related prospectus supplement will describe any priorities among the classes of a series for distributions.

      The payment of principal of the Notes of a series or class may commence earlier than the applicable Expected Payment Date or Principal Commencement Date, and the final principal payment for the Notes of a series or class may be made earlier or later than the applicable Expected Payment Date or other expected date if an Early Amortization Event occurs for that series or class or under the circumstances described in this prospectus or in the related prospectus supplement.

      If the related prospectus supplement so specifies, the Notes of a series may have an investment period (the "INVESTMENT PERIOD"). The Investment Period for a series of Notes will begin on the day (the "INVESTMENT PERIOD COMMENCEMENT DATE") on which an investment event for that series has occurred (an "INVESTMENT EVENT") and will end on the earliest of (a) the commencement of an Early Amortization Period for that series, (b) the recommencement of the Revolving Period for that series, and (c) payment of the outstanding principal amount of the Notes of that series in full.

      During the Investment Period, Principal Collections and other specified amounts allocable to the Noteholders' Interest of that series will be deposited on each Payment Date in a Principal Funding Account and used to make principal distributions to the Noteholders of that series when due. The amount to be deposited in a Principal Funding Account for any series of Notes on any Payment Date will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. If a series has more than one class of Notes, each class may have a separate Principal Funding Account, and the related prospectus supplement will describe any priorities among the classes of a series for deposits of principal into the Principal Funding Accounts.

      After the date on which the amount on deposit in the Principal Funding Account for a series of Notes equals the outstanding principal amount of the Notes of that series (the "FULLY FUNDED DATE"), Noteholders of that series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture, and all remedies for breaches of those representations and warranties, will no longer accrue to the benefit of the Noteholders of that series, in each case unless the Revolving Period for that series recommences. In addition, upon the occurrence of the Fully Funded Date for a series, no Interest Collections, Principal Collections, defaulted Receivables or Miscellaneous Payments will be allocated to that series unless the Revolving Period for that series recommences. Notwithstanding the foregoing, when the final distribution has been made for a series of Notes or the Fully Funded Date has occurred for a series of Notes, the Noteholders of that series will no longer have any interest in the Receivables. See " - TERMINATION; FULLY FUNDED DATE."

      During the period beginning on the day on which an Early Amortization Event has occurred for a series of Notes and ending on the earliest of (1) the payment in full of the outstanding principal balance of the Notes of that series, (2) the recommencement of the Revolving Period for that series and (3) the Termination Date for that series (the "EARLY AMORTIZATION PERIOD"), the Revolving Period, the Investment Period, the Controlled Amortization Period or the Accumulation Period, as the case may be, for that series will terminate. See " - INVESTMENT EVENTS AND EARLY AMORTIZATION EVENTS" for a description of events that might result in the commencement of an Early Amortization Period for a series of Noteholders.

      During the Early Amortization Period for a series of Notes, Principal Collections and other specified amounts allocable to the Noteholders' Interest of that series will be distributed as principal payments to the applicable Noteholders monthly on each Payment Date beginning with the first Special Payment Date. During the Early Amortization Period for a series of Notes, distributions of principal to Noteholders of that series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. In addition, to the extent provided in the related Series Supplement, any funds on deposit in the Excess Funding Account for that series and any funds on deposit in the Principal Funding Account for that series will be paid to the Noteholders of the relevant class or series.

      Funds on deposit in any Principal Funding Account established for a class or series of Notes will be invested in Eligible Investments and may be subject to a guarantee or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or class of Notes at the end of the related Accumulation Period, that series or class may be subject to a maturity liquidity facility or other similar mechanism specified in the related prospectus supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the Notes at a specified date.

      Notes of a series or class may also be subject to purchase generally at their respective principal amounts, in connection with a remarketing thereof if so specified in the related prospectus supplement. A purchase of Notes of a series or class may result in a decrease in the outstanding principal amount of the series or class prior to the commencement of any related Controlled Amortization Period or Early Amortization Period. The prospectus supplement for any series of Notes subject to purchase will describe the conditions to and procedures for any purchase. The proceeds of any purchase would be paid to the holders of the Notes purchased.

THE INDENTURE AND THE SERIES SUPPLEMENTS

      The Indenture will contain provisions that generally apply to all series of Notes. Each Series Supplement will contain provisions that generally apply only to the series of Notes issued under that Series Supplement.

      MODIFICATION OF INDENTURE OR SERIES SUPPLEMENT WITHOUT NOTEHOLDER CONSENT. The Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures or amendments to any Series Supplement for any of the following purposes:

           (1) to correct or amplify the description of the collateral or add additional collateral;

           (2) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

           (3) to add additional covenants for the benefit of the Noteholders of one or more series of Notes;

           (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

           (5) to cure any ambiguity or correct or supplement any provision in the Indenture or in any Series Supplement or supplemental indenture which may be inconsistent with any other provision of the Indenture or of any Series Supplement or supplemental indenture;

           (6) to provide for the acceptance of the appointment of a permitted successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any Series Supplement as may be necessary and permitted to facilitate the administration by more than one trustee;

           (7) to modify, eliminate or add to the provisions of the Indenture or any Series Supplement in order to comply with the Trust Indenture Act of 1939; and

           (8) to add any provisions to change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture or a Series Supplement; provided that any action specified in this clause (8) does not adversely affect in any material respect the interests of any Noteholder unless the Noteholder consent is obtained as described below.

      MODIFICATION OF INDENTURE OR SERIES SUPPLEMENT WITH NOTEHOLDER CONSENT. With the consent of the holders of a majority in principal amount of the Controlling Class of each series of Notes affected thereby, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the Indenture or a Series Supplement, or modify in any manner the rights of the related Noteholders. "Controlling Class" means, with respect to a series of Notes, (1) if there is only one class of Notes in that series, all the Notes of that series, and (2) if there is more than one class of Notes in that series, the class or classes with the highest rating.

      Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will:

           (1) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the applicable interest rate, unless specifically permitted under the terms of the Note, or the redemption price for a Note or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable or modify any of the provisions of the Indenture in a manner that would affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

           (2) impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

           (3) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any specified supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the Indenture or of specified defaults under the Indenture and their consequences as provided for in the Indenture;

           (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Transferor or an affiliate of any of them;

           (5) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the

      Trust Estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

           (6) decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Notes necessary to amend the Indenture; or

           (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the Trust Estate or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. "EVENTS OF DEFAULT" for a series of Notes under the applicable Series Supplement will consist of:

           (1) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for days;

           (2) any failure to make any required payment of principal on the
      related Notes, which failure continues unremedied for      days;

           (3) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of the failure (a) to the Trust and the Transferor (or the Servicer, as applicable) by the Indenture Trustee or (b) to the Trust, the Transferor (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes;

           (4) failure to pay the unpaid principal balance of any series or class of Notes by the final payment date for that series or class, if any, set forth in the prospectus supplement for that series; and

           (5) specified events of bankruptcy, insolvency or receivership relating to the Trust.

      The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on a series or class of Notes generally will not result in the occurrence of an Event of Default until the applicable final payment date, if any, for that series or class.

      If an Event of Default should occur and be continuing with respect to any series of Notes, the Indenture Trustee or the holders of a majority in principal amount then outstanding of the Controlling Class for that series, may declare the principal of those Notes to be immediately due and payable. This declaration will constitute an Early Amortization Event for that series and may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class. See " -- INVESTMENT EVENTS AND EARLY AMORTIZATION EVENTS."

      If the Notes of any series are declared due and payable following an Event of Default with respect to that series, the Indenture Trustee may institute proceedings to:

           (1) collect amounts due or foreclose on Trust property,

           (2) exercise remedies as a secured party,

           (3) sell the portions of the related Trust Estate allocated to that series, or

           (4) elect to have the Trust maintain possession of the portions of the Trust Estate allocated to that series and continue to apply Collections as if there had been no declaration of acceleration (although the Early Amortization Period commenced by that declaration will continue unless the declaration is rescinded).

The Indenture Trustee, however, is prohibited from selling any Receivables held by the Trust following an Event of Default, unless:

           (1) the holders of all the outstanding Notes consent to the sale,

           (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of the sale, or

           (3) in specified cases, the Indenture Trustee determines that the Trust Estate would not provide sufficient funds on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of each series of the Notes.

Following a declaration that the Notes of any series are immediately due and payable,

           (1) Noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

           (2) repayment in full of the accrued interest on and unpaid principal balances of the Notes of that series will be made prior to any further distribution on the subordinated portion of the Certificates.

      Subject to the provisions of the Indenture regarding the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes of any series or class, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and limitations specified in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of the Controlling Class of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for that series. The holders of a majority in aggregate principal amount then outstanding of the Controlling Class, may, in specified cases, waive any default with respect to that series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture or the applicable Series Supplement that cannot be modified without the waiver or consent of all of the holders of the Notes of that series.

      No holder of a Note of any series will have the right to institute any proceeding under the Indenture, unless:

           (1) the holder's Note is in the Controlling Class,

           (2) the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

           (3) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of the Controlling Class, have made written request of the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee,

           (4) the holder or holders have offered the Indenture Trustee reasonable indemnity,

           (5) the Indenture Trustee has for 60 days failed to institute a proceeding, and

           (6) no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in aggregate outstanding principal amount of the Controlling Class.

      If an Event of Default occurs and is continuing with respect to any series of Notes and if it is known to the Indenture Trustee, the Indenture Trustee will mail notice of the Event of Default to each Noteholder of that series within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any Note, the Indenture Trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders of the related series.

      In addition, the Indenture Trustee and each Noteholder and Note Owner, by accepting a Note (or interest of a Note), will covenant that they will not, for a period of one year and one day after the termination of the Indenture, institute against the Trust or Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate, including the Transferor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture or in any Series Supplement.

      CERTAIN COVENANTS. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless, among other things:

           (1) the entity formed by or surviving the merger or the consolidation is organized under the laws of the United States, any state or the District of Columbia,

           (2) the entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and each Series Supplement,






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



           (3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

           (4) the Trust has been advised that the ratings of the Notes would not be reduced or withdrawn by any nationally recognized rating agency designated by the Transferor in the related Series Supplement or otherwise then rating the Notes of that series (each a "RATING AGENCY" and, together, the "RATING AGENCIES") as a result of the merger or consolidation, and

           (5) the Trust has received an opinion of counsel to the effect that the merger or consolidation would not have material adverse tax consequences to the Trust or to any holder of Notes.

      The Trust will not, among other things, except as expressly permitted by the Indenture, the Series Supplements, the Transfer and Servicing Agreements or the Trust Sale and Servicing Agreement (collectively, the "RELATED DOCUMENTS"),

           (1) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,

           (2) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the U.S. Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust,

           (3) dissolve or liquidate in whole or in part,

           (4) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or

           (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, or any interest therein or the proceeds thereof.

      Except as specified in the related prospectus supplement, the Trust may not engage in any activity other than as described above under "THE TRUST." The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, the Indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

      ANNUAL COMPLIANCE STATEMENT. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all Noteholders, to the extent required under the Trust Indenture Act of 1939, a brief report relating to:

           (1) its eligibility and qualification to continue as Indenture Trustee under the Indenture,

           (2) any amounts advanced by it under the Indenture,

           (3) the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the Indenture Trustee in its individual capacity,

           (4) the property and funds physically held by the Indenture Trustee as trustee, and

           (5) any action taken by it that materially affects the Notes and that has not been previously reported.

      SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the Notes of any series upon the delivery of all the Notes of that series to the Indenture Trustee for cancellation or upon deposit of funds sufficient for the payment in full of all of the Notes of that series with the Indenture Trustee.

EXCLUDED SERIES

      A series of Notes may be designated as an excluded series (an "EXCLUDED SERIES") with respect to a series of Notes previously issued by the Trust as to which the Accumulation Period or Controlled Amortization Period has commenced (the previously issued series being the "PAIRED SERIES").

      Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series and primarily from the proceeds of the offering of the Excluded Series. The prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for the Paired Series or are distributed to holders of Notes of the Paired Series, an equal amount of funds on deposit in any prefunding account for the prefunded Excluded Series will be released (which funds will be distributed to the Transferor). Until payment in full of the Paired Series, no Interest Collections, Principal Collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the Excluded Series. In addition, it is expected that any Excluded Series will be excluded from the calculation of the Required Participation Amount as described under "THE TRANSFER AND SERVICING AGREEMENTS - ADDITION OF ACCOUNTS."

COLLECTION ACCOUNT

      The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Noteholders in the name of the Indenture Trustee (the "COLLECTION ACCOUNT") into which the Servicer will deposit collections as described in " - ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT."

           "ELIGIBLE DEPOSIT ACCOUNT" means either

                (a)   a segregated account with an Eligible Institution or

                (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

           "ELIGIBLE INSTITUTION" means

                (a)   the corporate trust department of the Indenture Trustee or

                (b) a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times:

                      (1)  has either:

                           (x) a long-term unsecured debt rating of A2 or better
                      by Moody's Investors Service, Inc. ("MOODY'S") and of AAA or better by Standard & Poor's Ratings Services ("STANDARD & POOR'S") or

                           (y) a certificate of deposit rating of P-1 by Moody's or A-1 by Standard & Poor's

                      and

                      2) is a member of the Federal Deposit Insurance
                      Corporation.

Funds in the Collection Account generally will be invested in Eligible Investments.

      "ELIGIBLE INVESTMENTS" means any of the following, in each case with a remaining term of no more than one year:

           (a) direct obligations of, and obligations guaranteed as to full and timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association);

           (b) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any state then rated with the highest available credit rating of the Rating Agencies for such obligations; the obligations must also be, at the time of investment, otherwise acceptable to each Rating Agency;

           (c) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company, including the Indenture Trustee, incorporated under the laws of the United States or any state and subject to supervision by federal and/or state banking authorities, and whose deposits are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of the investment either such depository institution or trust company has the Required Rating or the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities;

           (d) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee for any security described in clause (a) above or (f) below, or any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company, including the Indenture Trustee, acting as principal, whose obligations, if they had the same maturity as a repurchase agreement, would be Eligible Investments under clause (b) or (c) above; however, the repurchase obligations entered into with any particular depository institution or trust company, including the Indenture Trustee, will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Trust exceeds 10% of either the aggregate net investment value or the aggregate unpaid principal balance or face amount, of all Eligible Investments held by the Indenture Trustee for the Trust;

           (e) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment either the long-term, unsecured debt of such corporation has the highest available rating from the Rating Agencies or the Indenture Trustee shall have received a letter from each Rating Agency stating that the investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities, or commercial paper or other short-term debt having the Required Rating; however, any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment, and securities issued by any particular corporation will not be Eligible Investments to the extent that the investment will cause the then outstanding principal amount or face amount, of securities issued by such corporation and held by the Indenture Trustee on behalf of the Trust to exceed 10% of either the aggregate net investment value or the aggregate unpaid principal balance or face amount of all Eligible Investments held by the Indenture Trustee for the Trust;

           (f) interests in any open-end or close-end management type investment company or investment trust registered under the Investment Company Act, whose portfolio is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, for principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and acceptable to each Rating Agency, as approved in writing by each Rating Agency, as collateral for securities having ratings equivalent to the ratings of the Rated Securities on the closing date;

           (g) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities by each Rating Agency;

           (h) investments in Eligible Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the Federal Deposit Insurance Corporation, the short-term debt of which has the highest available credit rating of the Rating Agencies;

           (i) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

           (j) funds classified as money market funds or invested in money market instruments consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes); PROVIDED, HOWEVER, that the fund or the investment in the fund shall be rated with the highest available credit rating of Moody's and Standard & Poor's and redemptions shall be permitted on a daily or next business day basis; and

           (k) other investments acceptable to each Rating Agency, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by such Rating Agency.

      Notwithstanding anything to the contrary contained in the foregoing definition:

           (a) no Eligible Investment may be purchased at a premium;

           (b) any of the foregoing which constitutes a certificated security shall not be considered a Eligible Investment unless

                (1) in the case of a certificated security that is in bearer form, the Indenture Trustee acquires physical possession of such certificated security, or a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

                (2) in the case of a certificated security that is in registered form,

                           (A) the Indenture Trustee acquires physical
                      possession of the certificated security, a person, other than a securities intermediary, acquires possession of the certificated security for the Indenture Trustee, or a securities intermediary acting for the Indenture Trustee acquires possession of the certificated security and the certificated security has been specially indorsed to the Indenture Trustee, and

                           (B) the certificated security is indorsed to the
                      Indenture Trustee or in blank by an effective Indorsement, or the certificated security is registered in the name of the Indenture Trustee;

           (c) any of the foregoing that constitutes an uncertificated security shall not be considered an Eligible Investment unless

                (1) the Indenture Trustee is registered by the issuer as the owner of the Eligible Investment,

                (2) a person, other than a securities intermediary, becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or

                (3) the issuer of the uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of the uncertificated security;

           (d) any of the foregoing that constitutes a security entitlement shall not be considered an Eligible Investment unless the Indenture Trustee becomes the entitlement holder thereof, or the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder; and

           (e) any of the foregoing shall not constitute an Eligible Investment unless the Indenture Trustee has given value, and does not have notice of a materially adverse claim.

           For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Securities by such Rating Agency.

           "RATED SECURITIES" means each class of securities that has been rated by a Rating Agency at the request of the Transferor.

           "REQUIRED RATING" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and A-1 by Standard & Poor's so long as Standard & Poor's is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's and Standard & Poor's.

      Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating investments.

EXCESS FUNDING ACCOUNT

      The prospectus supplement relating to a series of Notes may provide that the proceeds of the issuance of the Notes of the series not invested in Receivables (the "EXCESS FUNDED AMOUNT"), if any, will be maintained in a trust account to be established with the Indenture Trustee for the benefit of that series of Notes (an "EXCESS FUNDING ACCOUNT"). The Excess Funded Amount will initially equal the excess, if any, of the initial principal balance of the Notes of that series over the Initial Invested Amount of that series. Funds on deposit in the Excess Funding Account for a series of Notes will be invested by the Indenture Trustee at the direction of the Servicer generally in Eligible Investments. The investments must mature on or prior to the next Payment Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating the investments.

      Funds on deposit in the Excess Funding Account for a series of Notes will be withdrawn and paid to the Transferor or allocated to one or more other series of Notes which are in Controlled Amortization, Early Amortization, Investment or Accumulation Periods to the extent of any increases in the Invested Amount of the series in question as a result of the addition of Receivables to the Trust, a reduction in the Certificateholder's Interest, or a reduction in the Initial Invested Amount of any other series. Additional amounts will be deposited in the Excess Funding Account for a series of Notes on a Payment Date to the extent that the sum of the Noteholders' Interest of the series in the principal balance of the Receivables and the amount on deposit in the Excess Funding Account, if any, for that series prior to the deposit on that Payment Date is less than the outstanding principal balance of the Notes of the series, but only to the extent that funds are available therefor as provided in the related Series Supplement. The allocation of additional Receivables to increase the Invested Amount of each series of Notes that provides for an Excess Funding Account or similar arrangement involving fluctuating levels of investment in the Receivables will generally be based on the proportion that the amount on deposit in the Excess Funding Account for that series bears to the amounts on deposit in the Excess Funding Accounts of all series providing for Excess Funding Accounts or similar arrangements or to amounts otherwise similarly available; and the deposit of amounts in the Excess Funding Accounts for each series will be based on the proportion that the Adjusted Invested Amount of that series bears to the Adjusted Invested Amounts of all series providing for Excess Funding Accounts or similar arrangements.

      On each Payment Date, all investment income earned on amounts in the Excess Funding Account for any series of Notes since the preceding Payment Date will be withdrawn from the Excess Funding Account and applied as described in this prospectus and in the related prospectus supplement.

      Funds on deposit in the Excess Funding Account for a series of Notes will be distributed to the Noteholders of the related series or class or deposited in the Principal Funding Account for that series or class as provided in the related Series Supplement on the earliest of:

           (1)  the commencement of an Investment Period for that series,

           (2) the commencement of an Early Amortization Period for that series and

           (3) the Payment Date or Payment Dates specified in or determined in the manner provided in the Series Supplement for that series

Generally, no funds will be deposited in the Excess Funding Account for a series of Notes during an Early Amortization Period or Investment Period for that series or for any Collection Period following the Collection Period specified in or determined in the manner provided in the Series Supplement for that series.

ALLOCATION PERCENTAGES

      ALLOCATIONS AMONG SERIES. Pursuant to the Indenture, during each Collection Period the Servicer will allocate to each outstanding series its share of Interest Collections, Principal Collections, Defaulted Receivables and Miscellaneous Payments based on the applicable Series Allocable Interest Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

           "SERIES ALLOCABLE INTEREST COLLECTIONS," "SERIES ALLOCABLE PRINCIPAL COLLECTIONS," "SERIES ALLOCABLE DEFAULTED AMOUNT" and "SERIES ALLOCABLE MISCELLANEOUS PAYMENTS" mean, for any series for any Collection Period, the product of the Series Allocation Percentage for that series and the amount of Interest Collections and Principal Collections, the Defaulted Amount and Miscellaneous Payments, respectively, for the Collection Period.

           "MISCELLANEOUS PAYMENTS" for any Collection Period means the sum of
      (a) Adjustment Payments and Transfer Deposit Amounts received for the Collection Period and (b) Unallocated Principal Collections on the Payment Date available to be treated as Miscellaneous Payments as described below under " - PRINCIPAL COLLECTIONS FOR ALL SERIES."

           "SERIES ALLOCATION PERCENTAGE" means, for a series for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of that series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of the last day.

           "ADJUSTED INVESTED AMOUNT" means, for a series for any date, an amount equal to the sum of (a) the Initial Invested Amount of that series, minus the amount of unreimbursed receivable charge-offs for that series as specified in the related prospectus supplement ("INVESTOR CHARGE-OFFS") and (b) the Available Subordinated Amount for that series (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date during the Collection Period in which that date occurs).

           "TRUST ADJUSTED INVESTED AMOUNT" means, for any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding series.

           "INITIAL INVESTED AMOUNT" means, for any series and for any date, the amount specified in the related Series Supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as specified in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for that series.

      ALLOCATION BETWEEN THE NOTEHOLDERS AND THE CERTIFICATEHOLDERS. The Servicer will allocate amounts initially allocated to each series between the Noteholders' Interest and the Certificateholder's Interest for each Collection Period as described in the prospectus supplement for that series. If a series of Notes consists of more than one class, the amounts allocated to the Noteholders' Interest of that series will be further allocated between the classes as described in the prospectus supplement for that series.

      PRINCIPAL COLLECTIONS FOR ALL SERIES. Principal Collections allocated to the Noteholders' Interest of any series, for any Collection Period for any Accumulation Period, Controlled Amortization Period, Investment Period or Early Amortization Period for that series or a class of that series, will first be allocated to make required payments of principal to the Principal Funding Account or to the Noteholders of that series or a class of that series, in each case if and to the extent specified in the Series Supplement for that series. The Servicer will determine the amount of available noteholder principal collections for each series and any Collection Period remaining after the required payments, if any ("EXCESS PRINCIPAL COLLECTIONS"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to Noteholders of any series which are either scheduled or permitted and which have not been covered out of Principal Collections and other specified amounts allocated to that series ("PRINCIPAL SHORTFALLS"). Excess Principal Collections will generally not be used to cover Investor Charge-Offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections generally will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be distributed to the Certificateholders in accordance with the Trust Agreement if the Transferor's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on that date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following that Determination Date). Any amount not allocated to the Certificateholders because the Transferor's Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("UNALLOCATED PRINCIPAL COLLECTIONS") until the Transferor's Participation Amount exceeds the Trust Available Subordinated Amount, at which time such amount will be allocated to the Certificateholders, or until an Early Amortization Period, Accumulation Period, Controlled Amortization Period or Investment Period commences for any series, after which such amount will be treated as a Series Allocable Miscellaneous Payment.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

      The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding portions allocable to the Transferor) in each calendar month (each, a "COLLECTION PERIOD") into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as:

           (1) World Omni remains the Servicer under the Trust Sale and Servicing Agreement,

           (2)  no Servicing Default has occurred and is continuing, and

           (3) (a) World Omni has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (b) World Omni arranges for and maintains a letter of credit or other form of Enhancement for the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (c) World Omni otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below,

World Omni need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the Payment Date, at which time World Omni will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied; PROVIDED, HOWEVER, that prior to ceasing daily deposits as described above the Transferor shall have delivered to the Indenture Trustee written confirmation from the applicable Rating Agencies that the failure by World Omni to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes. In addition, during any Collection Period the Servicer will generally be required to deposit Interest Collections and Principal Collections into the Collection Account only to the extent of the distributions required to be made to Noteholders, the amounts required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of Noteholders of any series and other specified parties and the amounts required to be paid to any Enhancement Provider on the Payment Date relating to that Collection Period and if, at any time prior to that Payment Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw the excess from the Collection Account.

      On any date on which collections are deposited in the Collection Account, the Servicer will distribute to the Certificateholders in accordance with the Trust Agreement the amount of the Interest Collections allocable to each series specified in the related Series Supplement and described in the related prospectus supplement if the Transferor's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on that date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following that Determination Date). In addition, during the Revolving Period for any series of Notes, subject to specified limitations, the Servicer will distribute to the Certificateholders on each that date of deposit the amount of Principal Collections allocable to each series of Notes described in the related prospectus supplement if the Transferor's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on that date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following that Determination Date).

LIMITED SUBORDINATION OF CERTIFICATEHOLDER'S INTEREST; ENHANCEMENTS.

      SUBORDINATION OF CERTIFICATEHOLDER'S INTEREST. The Certificateholder's Interest will be subordinated to the rights of Noteholders of each series of Notes to the limited extent described in the related prospectus supplement. The amount of the subordination for any series of Notes is referred to herein as the "AVAILABLE SUBORDINATED AMOUNT" for that series. The Available Subordinated Amount for any series of Notes will be subject to decrease and increase if and to the extent described in the related prospectus supplement. The prospectus supplement for each series of Notes will describe the manner in which collections attributable to the Available Subordinated Amount for that series may be drawn upon to make payments to or for the benefit of the holders of Certificates of that series. If so provided in the related Series Supplements, the Available Subordinated Amount for a series of Notes may be structured so as to be available to more than one series of Notes.

      ENHANCEMENTS. In addition to the subordination described above, for any series of Notes, Enhancements may be provided for one or more classes of Notes. Enhancements for one or more classes of a series of Notes may include a letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap or other interest protection agreement, repurchase obligation, cash deposit or another form of credit enhancement described in the related prospectus supplement or any combination of the foregoing. Enhancements may also be provided to a series or class or classes of a series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Notes of that series, class or classes before distributions are made to one or more other series or classes. If so specified in the related prospectus supplement, any form of Enhancement may be structured so as to be available to more than one class or series to the extent described therein.

      If Enhancement is provided for a series of Notes, the related prospectus supplement will include a description of

      o    the amount payable under that Enhancement,

      o    any conditions to payment thereunder not otherwise described herein,

      o the conditions under which the amount payable under that Enhancement may be reduced and the conditions under which that Enhancement may be terminated or replaced, and

      o any material provisions of any agreement applicable relating to that Enhancement.

      Additionally, in specified cases, the related prospectus supplement may set forth information for the applicable Enhancement Provider, including

      o    a brief description of its principal business activities,

      o its principal place of business, place of organization and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

      o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the related prospectus supplement.

      LIMITATIONS ON SUBORDINATION AND ENHANCEMENTS. The presence of an Available Subordinated Amount or Enhancement for a series or class of Notes is intended to enhance the likelihood of receipt by Noteholders of that series or class of the full amount of principal of and interest on that series or class and to decrease the likelihood that the Noteholders will experience losses. However, neither subordination of the Certificateholder's Interest nor the Enhancement for that series or class will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of and interest on the Notes. If losses occur which exceed the amount covered by the subordination or Enhancement or which are not covered by the subordination or Enhancement, Noteholders will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one class or series, Noteholders of that class or series will be subject to the risk that the Enhancement will be exhausted by the claims of Noteholders of other classes or series.

DISTRIBUTIONS

      Payments to Noteholders of a series or a class will be made from the Collection Account and any accounts established for the benefit of Noteholders of that series or class as described in the related prospectus supplement.

NEW ISSUANCES

      The Indenture provides that the Trust may issue additional series of Notes pursuant to one or more Series Supplements, which shall specify, among other things, for any series of Notes:

           (1) its name or designation,

           (2) its initial principal amount (or method for calculating its initial principal amount),

           (3) its interest rate (or the method for determining its interest rate),

           (4) a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any,

           (5) the method for allocating principal and interest to the Noteholders of that series,

           (6) the percentage used to calculate monthly servicing fees,

           (7) the issuer and terms of any Enhancement for that series or the level of subordination provided by the Certificateholder's Interest,

           (8) the terms on which the Notes of the series may be exchanged for Notes of another series, be subject to repurchase, optional redemption or mandatory redemption by the Transferor or be remarketed by any remarketing agent,

           (9) the final payment date for that series, and

           (10) any other terms permitted by the Indenture (all the foregoing terms, the "PRINCIPAL TERMS" of that series).





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



The Transferor may offer any series of Notes to the public under a prospectus or other disclosure document (a "DISCLOSURE DOCUMENT") in transactions either registered under the Securities Act of 1933 or exempt from registration, directly or through one or more underwriters or placement agents. There is no limit to the number of series of Notes that may be issued under the Indenture.

      The Indenture provides that the Transferor may specify Principal Terms of a new series of Notes that differ substantially from any other series. Further, one or more series of Notes may be in their Investment Periods, Early Amortization Periods, Controlled Amortization Periods or Accumulation Periods while other series are not. Thus, some series of Notes may be amortizing or accumulating principal, while other series are not. Moreover, different series of Notes may have the benefits of different forms of Enhancement issued by different entities. Under the Indenture, the Indenture Trustee will hold each form of Enhancement only on behalf of the series of Notes (or a particular class within a series) to which it relates. The Indenture also provides that the Transferor may specify different certificate rates and Monthly Servicing Fees for each series of Notes (or a particular class within a series). In addition, the Transferor has the option under the Indenture to vary among series of Notes (or classes within a series) the terms upon which that series (or classes within a series) may be repurchased by the Transferor.

      Under the Indenture and pursuant to a Series Supplement, a new series of Notes may be issued only upon the satisfaction of specified conditions. However, the terms of any new series of class will not be subject to prior review by or consent of the Noteholders of any previously issued series of Notes. The Transferor may cause the issuance of a new series by notifying the Indenture Trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any series of Notes (and classes within a series, if any). The Indenture provides that the Indenture Trustee will issue a new series only upon delivery to it of the following:

           (1) a Series Supplement in form satisfactory to the Indenture Trustee signed by the Owner Trustee on behalf of the Trust and specifying the Principal Terms of the series,

           (2) the form of any Enhancement and any related agreement,

           (3) an opinion of counsel to the effect that, for federal income and Florida income tax purposes, the issuance will not adversely affect the characterization of the Notes of any outstanding series or class of Notes as debt of the Transferor, the issuance will not cause a taxable event to any Noteholders (an opinion of counsel to the effect referred to in the two prior clauses with respect to any action is referred to herein as a "TAX OPINION") and new series of Notes will be characterized as debt of the Transferor, and

           (4) written confirmation from the applicable Rating Agencies that the issuance will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes.

      Each new issuance is also subject to the conditions that:

           (1) the Transferor shall have represented and warranted that the issuance shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any outstanding series of Notes and

           (2) after giving effect to the issuance, the Certificateholder's Interest in the Pool Balance shall not be less than 2% of the Pool Balance.




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



Upon satisfaction of all the foregoing conditions, the Indenture Trustee will issue the new series of Notes.

THE INDENTURE TRUSTEE

                   , a              , will serve as trustee under the Indenture
(the "INDENTURE TRUSTEE"). The principal executive offices of the Indenture
Trustee are located at             , and its telephone number is               .

      The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the Indenture, becomes insolvent, or otherwise becomes incapable of acting. In these circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding Notes will also be entitled to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

REPORTS TO NOTEHOLDERS

      On or prior to each Payment Date for a series or class of Notes, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on the Payment Date. For each series of Notes, the statement will include the following information as to the Notes with respect to that Payment Date or the period since the previous Payment Date, as applicable:

           (1) the amount, if any, of the distribution allocable to principal on each class of Notes;

           (2) the amount, if any, of the distribution allocable to interest on each class of Notes;

           (3) the aggregate outstanding principal balance for each class of Notes, after giving effect to all payments reported under (1) above on that date;

           (4) if applicable, the amount of outstanding Servicer Advances on that date;

           (5) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

           (6) the interest rate applicable for the next Interest Payment Date for any classes of Notes with variable or adjustable rates;

           (7) the amount, if any, withdrawn from or credited to any reserve or similar account, if any, specified in the prospectus supplement;

           (8) the accumulated interest shortfalls, if any, on each class of Notes and the change in those amounts from the preceding Payment Date;

           (9) the Investor Charge-Offs allocated to each class of Notes and the change in those amounts from the preceding Payment Date; and

           (10) the balance of the Reserve Account, if any, for each class or series on that date, after giving effect to changes therein on that date.

      Each amount set forth pursuant to subclauses (1), (2) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any Notes are outstanding, the Indenture Trustee will furnish (or cause to be furnished) to each person or entity who at any time during the preceding calendar year was a holder of record of a Note (initially Cede, as the nominee of DTC), and received any payment thereon from the Trust, a statement containing information for the purpose of assisting the Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the Notes is Cede, as nominee of DTC, beneficial owners of Notes will receive tax and other information from Participants and Indirect Participants rather than from the Indenture Trustee. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

BOOK-ENTRY REGISTRATION

      The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Owners of beneficial interest in Notes sold under this prospectus ("NOTE OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of or interests in Notes generally may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest through Participants. Under a book-entry format, Note Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Indenture Trustee to Cede & Co. ("CEDE"), as nominee for DTC. DTC will forward such payments to Participants, which thereafter will forward them to Indirect Participants or Note Owners. It is anticipated that the only "Noteholder" of record will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, these rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in Notes.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and some banks, the ability of a holder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

      DTC has advised the Transferor that it will take any action permitted to be taken by a Noteholder under the Indenture or other Related Document only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      In addition to holding Notes through Participants or Indirect Participants of DTC in the United States as described above, holders of Notes may hold their Notes through Cedelbank or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

      Transfers between the organization participating in the Cedelbank system (the "CEDELBANK PARTICIPANTS") and the Euroclear system (the "EUROCLEAR PARTICIPANTS") will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the depositories.

      Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such Business Day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES - TAX CHARACTERIZATION AND TREATMENT OF NOTES - TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS."

      Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for the Cedelbank Participants and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of

Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Notes. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for the Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES - TAX CHARACTERIZATION AND TREATMENT OF NOTES - INFORMATION REPORTING AND BACKUP WITHHOLDING." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or other Related Document on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes of any series held by Cede, as nominee for DTC, by Cedelbank or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

      Notes generally will be issued in fully registered, certificated form ("DEFINITIVE NOTES") to Noteholders or their nominees, rather than to the Depository or its nominee, only if

           (1) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Notes and the Trust is unable to locate a qualified successor,

           (2) the Administrator, at its option, elects to terminate the book-entry system through the Depository, or

           (3) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the Controlling Class advise the appropriate trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of such Note Owners.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will notify the Note Owners and the Indenture Trustee of such occurrence and of the availability of Definitive Notes. Upon surrender by the Depository of the definitive certificates representing the Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the related Notes as Definitive Notes to holders thereof.

      Payments of principal of, and interest on, the Definitive Notes will thereafter be made in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the last day of the preceding month. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the holders thereof.

      Definitive Notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                      THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes terms of:

           (1) the Receivables Purchase Agreement under which the Transferor will purchase Receivables from World Omni,

           (2) the Trust Sale and Servicing Agreement under which the Trust will acquire those Receivables from the Transferor and the Servicer will agree to service the Receivables,

           (3) the Trust Agreement under which the Trust will be created and Certificates will be issued; and

           (4) the Administration Agreement, dated as of the Initial Closing Date, among the Owner Trustee, the Indenture Trustee and World Omni as Administrator (the "ADMINISTRATIVE AGREEMENT"), under which World Omni, as administrator, will undertake specified administrative duties for the Trust and the Indenture.

Collectively, these four agreements are referred to as the "TRANSFER AND SERVICING AGREEMENTS."

      Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The Transferor will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request of a Noteholder. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of the summary.

RECEIVABLES PURCHASE AGREEMENT

      SALE OF RECEIVABLES. Pursuant to the Receivables Purchase Agreement, World Omni sells and transfers to the Transferor all of its right, title and interest in and to all of the Receivables and related Collateral Security. As described herein, pursuant to the Trust Sale and Servicing Agreement, the Transferor transfers to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement. All new Receivables arising under the Accounts during the term of the Trust will be sold to the Transferor and transferred by the Transferor to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

      In connection with its sale of Receivables to the Transferor, World Omni indicates in its computer files that the Receivables have been sold to the Transferor and that the Receivables have been transferred by the Transferor to the Trust. In addition, World Omni will deliver to the Transferor a list specifying all of the Receivables, identifying the principal balances of the Receivables as of the Initial Closing Date and delivered to the Transferor all documents, if any, evidencing the Receivables which constitute "instruments" (as defined in the Uniform Commercial Code). As a precautionary measure, World Omni has filed financing statements for the Receivables meeting the requirements of Florida state law. Otherwise, however, World Omni retains all records relating to Receivables and does not segregate those records from the records relating to other accounts. Further, World Omni will not stamp or mark the physical records to reflect the transfer of the Receivables to the Trust. See "RISK FACTORS -RECEIVABLES MAY BE UNCOLLECTIBLE DUE TO SUPERIOR INTERESTS" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES - TRANSFER OF RECEIVABLES."

      REPRESENTATIONS AND WARRANTIES. World Omni has represented to the Transferor that:

           (1) as of the Initial Closing Date, and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement, and

           (2) as of the Initial Closing Date (or, in the case of an Additional Account, as of the Additional Cut-Off Date and Addition Date), each Account or Additional Account was an Eligible Account.

      World Omni also represents to the Transferor regarding the Receivables that:

           (1) as of the Initial Closing Date and each Series Issuance Date, each of the Accounts was or is an Eligible Account or, if it was or is an Ineligible account on that date, the Account is being removed from the Trust to the extent required by the Trust Sale and Servicing Agreement,

           (2) the amount of Receivables that are reported as Ineligible Receivables transferred to the Transferor or the Trust on the Initial Closing Date, or any Additional Cut-Off Date for the purpose of facilitating the administration and reporting obligations of the Servicer, is correct and there are no other Receivables that are Ineligible Receivables except as so reported, and

           (3) as of the date any new Receivable is created, the Receivable (unless identified by World Omni as an Ineligible Receivables on that date) is an Eligible Receivable.

      In the event of a breach of representation in the preceding paragraph results in a Disqualified Receivable and the requirement that the Transferor accept retransfer of that Disqualified Receivable pursuant to the Trust Sale and Servicing Agreement, then World Omni will repurchase that Disqualified Receivable from the Transferor on the date of the retransfer. The purchase price for the Disqualified Receivables will be the face amount of the Disqualified Receivable, of which at least the amount of any cash deposit required to be made by the Transferor under the Trust Sale and Servicing Agreement for the retransfer of the Disqualified Receivables will be paid in cash.

      World Omni also represents to the Transferor that as of the Initial Closing Date and each Series Issuance Date, as applicable,

           (1) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of World Omni, and

           (2) the Receivables Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of World Omni in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof.

      If the breach of either representation (1) or (2) results in the obligation of the Transferor under the Trust Sale and Servicing Agreement to accept retransfer of the Receivables, World Omni will repurchase the Receivables retransferred to World Omni for an amount of cash equal to the amount of cash the Transferor is required to deposit under the Trust Sale and Servicing Agreement in connection with the retransfer.

      COVENANTS OF WORLD OMNI. In the Receivables Purchase Agreement, World Omni agrees to perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

      World Omni also agrees that, except for the transactions occurring pursuant to the Transfer and Servicing Agreements, World Omni will not sell, pledge, assign or transfer any interest in the Receivables to any other person. World Omni also agrees to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by World Omni of any of its representations, warranties or covenants in the Receivables Purchase Agreement.

      World Omni will not realize upon any security interest in a Vehicle that it may have for advances or loans to Dealers other than the related Receivable until the Trust has fully realized on its security interest in that Vehicle.

      In addition, World Omni has expressly acknowledges and consents to the Transferor's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Indenture Trustee.

      TERMINATION. The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if World Omni becomes party to any bankruptcy or similar proceeding (other than as a claimant), World Omni will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of that event to the Transferor, the Trust and the Indenture Trustee. World Omni may, however, resume sales upon satisfying specified conditions.

CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

      On the Initial Closing Date, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Initial Cut-Off Date, all Receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing.

      The Transferor is required to provide to the Trust and to the Indenture Trustee a true and complete list showing for each Account, as of the Initial Cut-Off Date or the applicable Additional Cut-Off Date,

      o     its account number,

      o     the outstanding balance of the Receivables in the Account, and

      o     the outstanding principal balance of Receivables in the Account.

           "ADDITION DATE" means, for an Additional Account, the close of business on the date on which World Omni first transfers the Receivables in the Additional Account to the Transferor.






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



           "ADDITIONAL CUT-OFF DATE" means, for an Additional Account, the close of business on the date on which World Omni selects and designates the Additional Account for transfer to the Transferor.

           "REPRESENTATION DATE" means:

                (1) for each Account, each Series Cut-Off Date and Series Issuance Date,

                (2) for each Additional Account, the applicable Additional Cut-Off Date and Addition Date.

                (3) for each Receivable in an Account, each Series Cut-Off Date and the Transfer Date for the Receivable, and

                (4) for each Receivable in an Additional Account, the applicable Addition Date.

           "SERIES CUT-OFF DATE" means, for a series of Notes, the date on which the Revolving Period for that series will commence, which date will be designated as the Series Cut-Off Date in the related prospectus supplement.

           "SERIES ISSUANCE DATE" means, for a series of Notes, the date on which the Trust issues the series.

           "TRANSFER DATE" means, for a Receivable arising after the Initial Cut-Off Date, the date on which the Receivable is originated, unless the Receivable arose in an Additional Account prior to the applicable Addition Date, in which case "Transfer Date" means the Addition Date.

REPRESENTATIONS AND WARRANTIES BY THE TRANSFEROR

      The Transferor represents to the Trust relating to the Accounts, the Receivables and the Collateral Security that:

           (1) for each Account, including each Additional Account, as of each of the applicable Representation Dates, the Account or Additional Account was an Eligible Account,

           (2) for each Receivable in an Account, including each Receivable in an Additional Account, the Receivable is an Eligible Receivable or, if the Receivable is not an Eligible Receivable, the Receivable is conveyed to the Trust as described below under " - INELIGIBLE RECEIVABLES AND EXCESS RECEIVABLES,"

           (3) each Receivable and all Collateral Security conveyed to the Trust on the Transfer Date, and all of the Transferor's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and

           (4) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each Receivable or Collateral Security have been duly obtained.

      If the Transferor breaches any representation described in the preceding paragraph and the breach remains uncured for 30 days or such longer period as may be agreed to by the Indenture Trustee, after the earlier to occur of the discovery of the breach by the Transferor or the Servicer or receipt of written notice of the breach by the Transferor or the Servicer, and the breach has a materially adverse effect on the Noteholders' Interest in any Receivable or Account, the Noteholders' Interest in the Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("DISQUALIFIED RECEIVABLES") will be reassigned to the Transferor on the terms and conditions set forth below and the Account shall no longer be included as an Account.

      Each such Disqualified Receivable shall be reassigned to the Transferor on or before the end of the Collection Period in which the reassignment obligation arises by the Transferor directing the Servicer to deduct the principal balance of the Receivable from the Pool Balance. In the event that the deduction would cause (1) the difference of (a) the Pool Balance minus the aggregate of the amounts (each, an "INVESTED AMOUNT") specified for each outstanding series of Notes in the related prospectus supplement as the Invested Amount for that series (the difference, the "TRANSFEROR'S PARTICIPATION AMOUNT") to be less than
(2) the aggregate of the Available Subordinated Amounts for each outstanding series of Notes specified in the related prospectus supplement for that series (the aggregate amount, the "TRUST AVAILABLE SUBORDINATED AMOUNT") on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date), on the date on which the reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Transferor's Participation Amount would be less than the Trust Available Subordinated Amount (the amount of the deposit being referred to herein as a "TRANSFER DEPOSIT AMOUNT"), PROVIDED that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Transferor's Participation Amount is not reduced below the Trust Available Subordinated Amount and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of the Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy for any breach of the representations and warranties described in the preceding paragraph with respect to the Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

      The Transferor will also represent to the Trust that as of each Series Issuance Date

           (a) it is duly organized and in good standing, it has the authority to consummate the transactions contemplated by the Trust Sale and Servicing Agreement and the Trust Sale and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Transferor, and

           (b) the Trust Sale and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security, whether then existing or thereafter created, the Receivables Purchase Agreement, and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Noteholders of any series), under the Uniform Commercial Code as then in effect in the State of Florida, which is effective as to each Receivable existing on the Initial Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust.

      In the event that the breach of either representation (a) or (b) has a materially adverse effect on the Noteholders' Interest in the Receivables, either the Indenture Trustee or the holders of Notes evidencing not less than a majority of the aggregate unpaid principal amount of Controlling Class of each series of

Notes, by written notice to the Transferor and the Servicer (and to the Indenture Trustee and the issuer or provider of any Enhancement (an "ENHANCEMENT PROVIDER") if given by Noteholders), may direct the Transferor to accept the reassignment of the Noteholders' Interest of all series of Notes within 60 days of that notice, or within such longer period specified in the notice. The Transferor will be obligated to accept the reassignment of the Noteholders' Interest on a Payment Date occurring within the 60-day period. The reassignment will not be required to be made, however, if at the end of the applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by the breach shall have been cured. The price for the reassignment will generally be equal to the aggregate Invested Amounts of all series of Notes on the Determination Date preceding the Payment Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of the Notes at the applicable interest rate (together with interest on overdue interest) plus, for any particular series of Notes, any other amounts specified in the Series Supplement therefor. The payment of the reassignment price for all outstanding series of Notes, in immediately available funds, will be considered a payment in full of the Noteholders' Interest. Those funds will be distributed to the Noteholders entitled thereto upon presentation and surrender of the Notes. If the Indenture Trustee or the Noteholders give a notice as provided above, the obligation of the Transferor to make the deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Noteholders or the Indenture Trustee on behalf of the Noteholders.

ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

      An "ELIGIBLE ACCOUNT" is defined to mean each wholesale financing revolving line of credit extended by World Omni to a Dealer, which line of credit, as of the date of determination thereof:

           (1) is established by World Omni in the ordinary course of business pursuant to a dealer financing agreement,

           (2) is in favor of a Dealer which is an eligible dealer (which excludes dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation),

           (3) is in existence and maintained and serviced by World Omni (or a successor Servicer), and

           (4) in respect of which no amounts have been charged off as uncollectible.

      An "ELIGIBLE RECEIVABLE" is defined to mean each Receivable:

           (1) which was originated or acquired by World Omni in the ordinary course of business,

           (2) which arose under an Account that at the time was an Eligible Account,

           (3) which is owned by World Omni at the time of sale by World Omni to the Transferor,

           (4) which represents the obligation of a Dealer to repay an advance made to or on behalf of the Dealer to finance Vehicles,

           (5) which, at the time of creation and at the time of transfer to the Trust (except, on the Initial Closing Date, for Receivables relating to Vehicles that have already been sold), is secured by a perfected first priority security interest in the Vehicles relating thereto,

           (6) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a dealer financing agreement which complies in all respects with all requirements of law applicable to any party thereto,

           (7) for which all material consents and governmental authorizations required to be obtained by World Omni or the Transferor in connection with the creation of the Receivable or the transfer thereof to the Trust or the performance by World Omni of the dealer financing agreement pursuant to which the Receivable was created, have been duly obtained,

           (8) as to which at all times following the transfer of the Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Trust Sale and Servicing Agreement,

           (9) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof),

           (10) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

           (11) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,

           (12) as to which, at the time of transfer of the Receivable to the Trust, World Omni and the Transferor have satisfied all their respective obligations relating to that Receivable required to be satisfied at that time,

           (13) as to which, at the time of transfer of the Receivable to the Trust, neither World Omni nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the Noteholders therein,

           (14) which constitutes an "instrument," "account," "chattel paper" or a "general intangible" as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of Florida, and

           (15) which was transferred to the Trust with all applicable governmental authorization.

      It is not required or anticipated that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Transferor or for any other purpose. In addition, it is not anticipated or required that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Trust Sale and Servicing Agreement or for any other purpose.

INELIGIBLE RECEIVABLES AND EXCESS RECEIVABLES

      For the purpose of facilitating the administration and reporting requirements of the Servicer under the Trust Sale and Servicing Agreement, all Receivables that are not Eligible Receivables ("INELIGIBLE RECEIVABLES") arising in an Eligible Account shall be transferred to the Trust, PROVIDED that, if the Series

Supplement for a series of Notes so provides, the Incremental Subordinated Amount for that series will be adjusted by the portion of the aggregate principal amount of Ineligible Receivables included therein allocable to the Noteholders' Interest of that series. The Incremental Subordinated Amount also will be increased by the portion of the aggregate principal amount allocable to the Noteholders' Interest of all Receivables arising in Eligible Accounts which are no longer Eligible Accounts. See "THE NOTES ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT" and " - LIMITED SUBORDINATION OF TRANSFEROR INTEREST; ENHANCEMENTS - SUBORDINATION OF TRANSFEROR'S INTEREST."

      In addition, if the Series Supplement for a series of Notes so provides, the Incremental Subordinated Amount for that series will be adjusted to reflect, on each Payment Date, the aggregate principal amount of Receivables in the Trust on that Payment Date that are Excess Receivables (the "EXCESS RECEIVABLES AMOUNT") allocable to the Noteholders' Interest of that series.

      "EXCESS RECEIVABLES" means:

           (1) the aggregate amount by which the principal balance of Receivables relating to used Vehicles exceeds 35% of the aggregate amount of the principal balance of Receivables included in the Trust, calculated as of the last day of the preceding Collection Period,

           (2) the aggregate amount of the principal balance of Receivables in Eligible Accounts that have been placed on finance hold,

           (3) the aggregate amount by which the principal balance of Receivables arising in Eligible Accounts relating to World Omni's "Auction Advantage Program" exceeds 5% of the aggregate amount of the principal balance of Receivables included in the Trust or, without duplication, the aggregate amount by which the principal balance of Receivables in any Eligible Account exceeds $250,000,

           (4) the aggregate amount by which the principal balance of Receivables arising under Eligible Accounts under World Omni's delayed payment privilege program exceeds 2%, and

           (5) the aggregate amount of interest payments on Receivables under specified inventory financing agreements with Dealers exceeds $500,000 per month,

These percentages and dollar limits may be increased periodically subject to each Rating Agency confirming that the increase will not result in a downgrade or withdrawal of its ratings assigned to the Notes.

ADDITION OF ACCOUNTS

      Subject to the conditions described below, the Transferor has the right to designate additional accounts to be included as Accounts (the "ADDITIONAL ACCOUNTS"). In addition, the Transferor is required to add the Receivables of Additional Accounts if the Pool Balance on the last day of any Collection Period is less than the Required Participation Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date). In that case, unless specified insolvency events have occurred relating to the Transferor or World Omni, World Omni under the Receivables Purchase Agreement will be required to sell to the Transferor, and the Transferor under the Trust Sale and Servicing Agreement will be required to transfer and assign to the

Trust, within 10 business days after the end of that Collection Period, interests in all Receivables arising in the Additional Accounts, whether the Receivables are then existing or thereafter created.

      Any designation of Additional Accounts is subject to the following conditions, among others:

           (1) each Additional Account must be an Eligible Account;

           (2) the Transferor shall represent and warrant that the addition of the Additional Accounts shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any series;

           (3) the Transferor shall not select Additional Accounts in a manner that it believes is adverse to the interests of the Noteholders or any Enhancement Provider;

           (4) the Transferor shall deliver the required opinions of counsel relating to the addition of the Additional Accounts to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider; and

           (5) the applicable Rating Agencies shall have provided written confirmation that the addition will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes.

      Notwithstanding the foregoing, the Transferor may, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this paragraph are referred to herein as "AUTOMATIC ADDITIONAL ACCOUNTS".) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated for any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which the Collection Periods commence and the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of that calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Transferor shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Transferor to designate Eligible Accounts as Automatic Additional Accounts during any period which includes the Collection Period. On or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to that date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding series or class of Notes. On or before January 31 and July 31 of each calendar year (or on or before the last day of each month in specified circumstances), the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, each Rating Agency and any Enhancement Provider an opinion of counsel relating to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of the Automatic Additional Accounts. If the Rating Agency confirmation or opinion of counsel relating to any Automatic Additional Accounts is not so received, the Automatic Additional Accounts will be removed from the Trust.

      Each Additional Account (including each Automatic Additional Account) must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of World Omni, the Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by World Omni at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by World Omni from another wholesale lender that had different credit criteria. In addition, the Transferor will be permitted to designate as Additional Accounts which contain receivables that have been sold or pledged to third parties; however, following the applicable Additional Cut-Off Date, no Receivables thereafter arising in any such accounts shall be sold or pledged to any third parties.

           "REQUIRED PARTICIPATION AMOUNT" for any date means an amount equal to:

                (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated in the relevant Series Supplement as being an Excluded Series until the Invested Amount of the Series relating to the Excluded Series is reduced to $0) obtained by multiplying the Required Participation Percentage for that series by the Initial Invested Amount for that series at that time, plus

                (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following that Determination Date).

           "REQUIRED PARTICIPATION PERCENTAGE" shall mean, for a particular Series, the percentage provided in the related Series Supplement.

REMOVAL OF ACCOUNTS

      The Transferor shall have the right at any time to remove Eligible Accounts from the Trust. To remove any Eligible Account, the Transferor (or the Servicer on its behalf) shall, among other things:

           (a) furnish to the Indenture Trustee, any Enhancement Provider and the Rating Agencies a written notice (the "REMOVAL NOTICE") specifying the Determination Date on which removal of one or more Accounts will commence (a "REMOVAL COMMENCEMENT DATE") and the Accounts to be removed from the Trust (the "DESIGNATED ACCOUNTS"),

           (b) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each Designated Account (the "DESIGNATED BALANCE"),

           (c) from and after the Removal Commencement Date, cease to transfer to the Trust Receivables arising in the Designated Accounts,

           (d) from and after the Removal Commencement Date, allocate all Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "REMOVAL DATE"),

           (e) on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate:

                (1) to the Trust (to be further allocated pursuant to the Trust Sale and Servicing Agreement), Interest Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust, and

                (2) to the Transferor the remainder of the Interest Collections in the Designated Accounts,

           (f) represent and warrant that the removal of the Eligible Account on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any series of Notes or cause the Pool Balance to be less than the Required Participation Amount,

           (g) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts,

           (h) represent and warrant that the removal will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes, and

           (i) on or before the related Removal Date, deliver to the Indenture Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (f), (g) and (h) above.

No Designated Accounts shall be removed if the removal will result in a reduction or withdrawal of the rating of any outstanding series or class of Notes.

      On any date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Commencement Date for the Account), the Transferor will commence the removal of the Account from the Trust by taking each of the actions specified in clauses (a) through (e) of the preceding paragraph for the Ineligible Account.

      Upon satisfaction of the above conditions, on the Removal Date for the Designated Account, the Transferor will cease the allocation of collections of Receivables from the Designated Account and the Designated Account shall be deemed removed from the Trust for all purposes (a "REMOVED ACCOUNT").

      In addition to the removal rights described above, the Transferor shall have the right at any time to remove Accounts from the Trust and, in connection therewith, repurchase the then existing Receivables in the Accounts. To remove Accounts and repurchase the then existing Receivables in the Accounts, the Transferor (or the Servicer on its behalf) shall, among other things:

           (1) furnish to the Trust and the Indenture Trustee, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in the Designated Accounts (the "DESIGNATED RECEIVABLES") which are to be repurchased from the Trust and the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (a "REMOVAL AND REPURCHASE DATE"),

           (2) deliver to the Trust on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account its account number and the aggregate amount of Receivables outstanding in such Account,





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



           (3) deposit into the Collection Account on the Removal and Repurchase Date funds in an amount equal to the aggregate outstanding balance of the Designated Receivables on such date (the "REPURCHASED RECEIVABLES PURCHASE PRICE"),

           (4) represent and warrant that the removal of any such Eligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any series of Notes or cause the Pool Balance to be less than the Required Participation Amount,

           (5) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts,

           (6) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (2) above, as of the Removal and Repurchase Date, is true and complete in all material respects,

           (7) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes by the applicable Rating Agencies, and

           (8) deliver to the Trust, the Indenture Trustee and any Enhancement Providers an officers' certificate confirming the items set forth in clauses (4) through (7) above.

      No Designated Accounts shall be removed and no Designated Receivables shall be repurchased unless each Rating Agency shall have notified the Transferor, the Servicer, the Trust and the Indenture Trustee in writing that such removal and repurchase will not result in a reduction or withdrawal of such Rating Agency's rating of any outstanding series or class of Notes.

      Upon satisfaction of the above conditions, on the Removal and Repurchase Date for any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("REPURCHASED RECEIVABLES") shall be deemed repurchased, from the Trust for all purposes.

      On each Payment Date, any amounts on deposit in the Collection Account on such Payment Date resulting from payment by the Transferor of the Repurchased Receivables Purchase Price will be applied,

      FIRST, to fund any unpaid Miscellaneous Payment due on or prior to such Payment Date and

      SECOND, an amount equal to the product of:

                (1) the amount of any Repurchased Receivables Purchase Price initially deposited by the Transferor in the Collection Account pursuant to such repurchase

                and

                (2) a fraction, the numerator of which is the amount of Principal Collections for the immediately preceding Collection Period and the denominator of which is the daily average Pool Balance for such collection Period (such fraction, the "MONTHLY PAYMENT RATE"),






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



shall be treated as Principal Collections collected in the immediately preceding Collection Period.

      In addition to the foregoing provisions, the Transferor shall have the right to require the reassignment to it of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or for the Accounts ("AUTOMATIC REMOVED ACCOUNTS") designated by the Transferor, upon satisfaction of the following conditions:

           (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Transferor shall have given the Trust and the Indenture Trustee, a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "AUTOMATIC REMOVAL DATE");

           (b) on or prior to the date that is five business days after the Automatic Removal Date, the Transferor shall have delivered to the Trust and the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account;

           (c) the Transferor shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; and

           (d) if any of the Accounts to be removed is not liquidated and does not have a zero balance:

                (1) the Indenture Trustee shall have received confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Ratings Agency's rating of any outstanding series or class of Notes; and

                (2) the Transferor shall have delivered to the Indenture Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Transferor reasonably believes that such removal will not cause an Early Amortization Event or Investment Event to occur for any series of Notes.

      Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

THE CERTIFICATES

      The Transfer and Servicing Agreements provide that the Transferor may exchange a portion of the certificate evidencing its interest in the Trust (the "TRANSFEROR CERTIFICATE") for one or more additional certificates (each a "SUPPLEMENTAL CERTIFICATE") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Trust Agreement (which supplement shall be subject to the amendment section of the Trust Agreement to the extent that it amends any of the terms of the Trust Agreement); provided that:






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           (a) the Transferor shall at the time of such exchange and after giving effect thereto have an interest in the Pool Balance of not less
      than     % of the Pool Balance,

           (b) the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider a Tax Opinion for such exchange, and

           (c) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee written confirmation from the applicable Rating Agencies that such exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes.

Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (b) and (c) in the preceding sentence.

DISTRIBUTIONS

      Payments to Noteholders of a series or a class will be made from the Collection Account and any accounts established for the benefit of such Noteholders as described in the related prospectus supplement.

DEFAULTED RECEIVABLES AND RECOVERIES

      "DEFAULTED RECEIVABLES" on any Determination Date are:

           (1) all Receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period and

           (2) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which were not Eligible Receivables for any six consecutive Determination Dates thereafter.

      The "DEFAULTED AMOUNT" for any Collection Period will be an amount (which shall not be less than zero) equal to:

           (a) the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period

           MINUS

           (b)  the SUM of:

                (1) the full amount of any Defaulted Receivables subject to reassignment to the Transferor or purchase by the Servicer for such Collection Period unless specified events of bankruptcy, insolvency or receivership have occurred for either of the Transferor or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables

                and






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                (2) the excess, if any, for the immediately preceding
           Determination Date of the amount determined pursuant to this clause
           (b) for such Determination Date over the amount determined pursuant to clause (a) for such Determination Date.

Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. A portion of the Series Allocable Defaulted Amount for each series of Notes and Collection Period will be allocated between the Noteholders of such series and the Transferor as provided in the related Series Supplement. The portion of the Defaulted Amount allocated to the Noteholders of a series is referred to as the "INVESTOR DEFAULT AMOUNT" for such series. The Investor Default Amount for any series of Notes that consists of more than one class will be further allocated between such classes as provided in the related Series Supplement and described in the related prospectus supplement.

      If the Servicer adjusts the amount of any Receivable because of a rebate, billing error or other noncash items to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the principal amount of each of the Certificateholder's Interest and the Pool Balance will be reduced by the amount of the adjustment or charge-off. Furthermore, to the extent that the reduction in the Certificateholder's Interest would reduce the Transferor's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination Date), the Transferor will deposit a cash amount equal to such deficiency into the Collection Account in immediately available funds (an "ADJUSTMENT PAYMENT") on the day on which such adjustment occurs.

OPTIONAL REPURCHASE

      If so provided in a prospectus supplement relating to a series of Notes, on any Payment Date occurring after the Invested Amount of the Notes of such series is reduced to the percentage of the initial outstanding principal amount of the Notes of such series specified therein, The Transferor will have the option, subject to specified conditions, to repurchase the Noteholders' Interest of such series. The purchase price will generally be equal to:

           (1) the Invested Amount of such series on the Determination Date preceding the Payment Date on which such repurchase will be made

           PLUS

           (2) accrued and unpaid interest on the unpaid principal amount of the Notes of such series at the applicable interest rate (together with interest on overdue interest),

           PLUS

           (3) any other amounts specified in the related Series Supplement.

The purchase price will be deposited in the Collection Account in immediately available funds on the Payment Date on which The Transferor exercises such option. Following any such purchase, the Noteholders of such series will have no further rights in the Noteholders' Interest of such series, other than the right to receive the final distribution on the Notes of that series. In the event that The Transferor





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fails for any reason to deposit such purchase price, payments will continue to be made to the Noteholders of such series as described in the related prospectus supplement.

INVESTMENT EVENTS AND EARLY AMORTIZATION EVENTS

      Commencing on the first Payment Date following the Collection Period in which an Investment Event has occurred for any series of Notes, Principal Collections allocable to the Noteholders' Interest of such series will no longer be paid to the Transferor or allocated to any other series but instead will be deposited to the Principal Funding Account for such series monthly on each Payment Date, and the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal in respect of the Notes of such series, in each case except as described below or provided in the related Series Supplement. An "INVESTMENT EVENT" refers to, for any series of Notes, any of the events so defined in the Series Supplement relating to that series and described in the related prospectus supplement.

      Upon the occurrence of any event so defined, an Investment Event will be deemed to have occurred for such series without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Investment Period for such series will commence as of the close of business on the business day immediately preceding the day on which the Investment Event is deemed to have occurred. Monthly deposits of principal to the Principal Funding Account for such series will, except as described below or provided in the related Series Supplement, begin on the first Payment Date following the Collection Period in which a Investment Period has commenced for such series.

      Commencing on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred for any series of Notes, Principal Collections allocable to the Noteholders' Interest of such series will no longer be paid to the Transferor, allocated to any other series or retained in the Principal Funding Account for such series but instead will be distributed to Noteholders of such series monthly on each Payment Date and the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal on the Notes of such series, in each case except as described below or provided in the related Series Supplement.

           An "EARLY AMORTIZATION EVENT" refers to, for any series of Notes, any of the events so defined in the Series Supplement relating to the series and described in the related prospectus supplement, as well as either of the following events:

                (1) the occurrence of specified events of bankruptcy, insolvency or receivership relating to the Trust or the Transferor; and

                (2) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940.

      Upon the occurrence of any event described above or in the prospectus supplement for a series of Notes, an Early Amortization Event will be deemed to have occurred for such series without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period for such series will commence as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Noteholders of such series will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has commenced for such series, except as described below. The failure of the Trust to pay the outstanding principal amount of the Notes




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



of any series or class by the Expected Payment Date therefor will have the same consequences as the occurrence of an Early Amortization Event for such series or class; and all references herein to Early Amortization Events shall be deemed to include such a failure.

      Notwithstanding the commencement of an Investment Period or an Early Amortization Period for a series of Notes, such period may terminate and the Revolving Period for such series and any class thereof may commence when the event giving rise to the commencement of such Investment Period or Early Amortization Period no longer exists, whether as a result of the distribution of principal to Noteholders of such series or otherwise, in each case if and to the extent provided in the Series Supplement for such series.

      In addition to the consequences of an Investment Event or an Early Amortization Event for any series of Notes discussed above, if the Transferor violates its covenant not to create any lien on any Receivable as provided in the Trust Sale and Servicing Agreement, on the day of such violation, the Transferor will (subject to the actions of the Noteholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Indenture Trustee of such violation, as applicable. Under the terms of the Trust Sale and Servicing Agreement, within 15 days the Indenture Trustee will publish a notice of such violation stating that the Indenture Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Notes of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the Notes of each such series (or, for any series with two or more classes, the Notes of each such class) and each person holding a Supplemental Certificate, instruct the Indenture Trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Noteholders' Interest and the proceeds of any collections on the Receivables in the Collection Account allocable to the Noteholders' Interest are not sufficient to pay the aggregate unpaid principal balance of the Notes in full plus accrued and unpaid interest thereon, Noteholders will incur a loss.

TERMINATION; FULLY FUNDED DATE

      TERMINATION.  The Indenture will terminate on the earlier to occur of:

           (a) the day following the Payment Date on which the aggregate Invested Amounts for all series of Notes is zero, and

           (b) the date on which proceeds from the sale, disposal or other liquidation of the Receivables are distributed to the Noteholders following any violation by the Transferor of its covenant not to create any lien on any Receivable as provided in the Trust Sale and Servicing Agreement and as described above under "THE NOTES - INVESTMENT EVENTS AND EARLY AMORTIZATION EVENTS."

      Upon termination of the Indenture, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account, any Principal Funding Account, Interest Funding Account, Excess Funding Account or other account for the final distribution of principal and interest to Noteholders) will be conveyed and transferred to the Trust.

      In any event, the last payment of principal and interest on any series of Notes will be due and payable no later than the date specified in the related prospectus supplement (the "SERIES TERMINATION DATE").





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      FULLY FUNDED DATE. Following the occurrence of the Fully Funded Date for any series of Notes, Noteholders of that series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture and all remedies for breaches thereof, will no longer accrue to the benefit of the Noteholders of that series, in each case, unless the Revolving Period for such series recommences as provided in the related Series Supplement. Those representations, covenants and other provisions include the conditions to the exchange of the Transferor Certificate described under "THE TRANSFER AND SERVICING AGREEMENTS - THE CERTIFICATES," the conditions to the issuance of a new series of Notes described under "THE NOTES - NEW ISSUANCES," the representations described under "THE TRANSFER AND SERVICING AGREEMENTS - REPRESENTATIONS AND WARRANTIES BY THE TRANSFEROR" to the extent they relate to the Receivables and the Collateral Security, the limitations on additions and removals of Accounts described under "THE TRANSFER AND SERVICING AGREEMENTS - ADDITION OF ACCOUNTS" and " - REMOVAL OF ACCOUNTS," respectively, and the obligations of the Servicer to service the Receivables described under "THE TRANSFER AND SERVICING AGREEMENTS - COLLECTION AND OTHER SERVICING PROCEDURES" and " - SERVICER COVENANTS." In addition, upon the occurrence of the Fully Funded Date for any series of Notes, no Interest Collections, Principal Collections, Defaulted Receivables or Miscellaneous Payments will be allocated to that series, unless the Revolving Period with respect thereto recommences as described above. Notwithstanding the foregoing, when the final distribution has been made for each series of Notes or the Fully Funded Date has occurred with respect thereto, all right, title and interest in the Receivables will be conveyed and transferred to the Transferor.

INDEMNIFICATION

      The Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the Trust, the Owner Trustee, the Indenture Trustee or the Servicer pursuant to the Trust Sale and Servicing Agreement; PROVIDED, that the Trust, the Owner Trustee or the Indenture Trustee will not be so indemnified if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trust, the Owner Trustee or Indenture Trustee. However, the Servicer will not indemnify the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders for any act taken by the Indenture Trustee at the request of the Noteholders or for any tax required to be paid by the Trust or the Noteholders.

      The Trust Sale and Servicing Agreement provides that, except as described above, and except for other specified exceptions, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Trust Sale and Servicing Agreement. However, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      In addition, the Trust Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the





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Noteholders with respect to the Trust Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Noteholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

      Pursuant to the Trust Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

      World Omni covenants that it may only change the terms relating to the Accounts if, in the Servicer's reasonable judgment, no Early Amortization Event or Investment Event will occur for any series of Notes as a result of the change and the change is made applicable to the comparable segment of the portfolio of dealer wholesale financing revolving line of credit accounts with similar characteristics owned or serviced by World Omni and not only to the Accounts.

      Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records for each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trust and the Indenture Trustee pursuant to the Trust Sale and Servicing Agreement and Indenture, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Noteholders and on behalf of the Trust and the Indenture Trustee.

SERVICER COVENANTS

      In the Trust Sale and Servicing Agreement the Servicer covenants that:

           (1) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required in order to service the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders of any outstanding series;

           (2) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority;

           (3) it will do nothing to impair the rights of the Noteholders in the Receivables or the Accounts; and

           (4) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing dealer wholesale financing revolving line of credit loans.

      Under the terms of the Trust Sale and Servicing Agreement, if the Transferor or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Indenture Trustee may agree to) and has a materially adverse effect on the interests of all Noteholders in any Receivable or Account, World Omni, as Servicer, will





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purchase such Receivable or all Receivables in such Account, as applicable. If
World Omni is the Servicer, such purchase will be made on the Determination Date following the expiration of the 30-day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the Noteholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer,

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer's compensation for its servicing activities and reimbursement for its expenses with respect to a series of Notes will be a monthly servicing fee (the "SERVICING FEE") in an amount payable in arrears on each Payment Date on or before the Series Termination Date of that series and the Fully Funded Date, if any, of that series (and thereafter during the Revolving Period for such series, if such Revolving Period recommences) generally equal to one-twelfth of the PRODUCT of:

           (a) the "SERVICING FEE RATE" set forth in such Series Supplement,

           (b) the Pool Balance as of the last day of the second preceding Collection Period, and

           (c) the Series Allocation Percentage for such series for the immediately preceding Collection Period.

      The share of the Servicing Fee allocable to Noteholders of any series for any Payment Date (the "MONTHLY SERVICING FEE") shall generally be equal to one-twelfth of the product of:

           (1) the Servicing Fee Rate, and

           (2) the Invested Amount of such series as of the last day of the second preceding Collection Period.

The remainder of the Servicing Fee with respect to any series shall be paid out of amounts allocable to the Certificateholders. The Monthly Servicing Fee with respect to any series shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Trust Sale and Servicing Agreement.

      The Servicer will be permitted to waive its right to receive the Servicing Fee with respect to any series on any Payment Date, so long as it believes that sufficient Interest Collections will be available on a future Payment Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such series and such Payment Date shall be deemed to be zero.

      The Servicer will pay from its servicing compensation specified expenses incurred in connection with servicing the Accounts and the Receivables including payment of fees and disbursements of the Indenture Trustee, the Owner Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Trust Sale and Servicing Agreement to be payable by the Trust or the Noteholders other than federal, state and local income and franchise taxes, if any, of the Trust or the Noteholders.





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CERTAIN MATTERS REGARDING THE SERVICER

      The Servicer may not resign from its obligations and duties under the Trust Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Trust Sale and Servicing Agreement.

      Any person into which, in accordance with the Trust Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Trust Sale and Servicing Agreement.

SERVICING DEFAULT

      In the event of any Servicing Default the Indenture Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Trust Sale and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interest of the Transferor under the Trust Sale and Servicing Agreement in the Certificateholder's Interest will not be affected by any Service Transfer. The Indenture Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Trust Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will review any bids obtained from potential servicers meeting specified eligibility requirements set forth in the Trust Sale and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee, plus specified excess amounts payable to the Transferor.

      A "SERVICING DEFAULT" refers to any of the following events:

           (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trust or the Indenture Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Trust Sale and Servicing Agreement, which is not cured within a five business day grace period;

           (2) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Trust Sale and Servicing Agreement which failure has a materially adverse effect on the Noteholders of any outstanding series and which continues unremedied for a period of 30 days after the date written notice of such failure shall have been given to the Servicer by the Indenture Trustee, or the Servicer delegates its duties under the Trust Sale and Servicing Agreement, except as specifically permitted thereunder;

           (3) any representation, warranty or certification made by the Servicer in the Trust Sale and Servicing Agreement or in any certificate delivered pursuant to the Trust Sale and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the Noteholders of any outstanding series, and which materially adverse effect continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee; or





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           (4) the occurrence of specified events of bankruptcy, insolvency or receivership for the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicing Default if such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Trust Sale and Servicing Agreement and the Servicer shall provide the Indenture Trustee, the Trust, any Enhancement Provider, the Transferor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trust and the Indenture Trustee in writing of any Servicing Default.

RIGHTS UPON SERVICING DEFAULT

      As long as a Servicing Default under the Trust Sale and Servicing Agreement remains unremedied, the Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes (or, if the Notes have been paid in full and the Indenture has been discharged with respect thereto, by the related Owner Trustee or Certificateholders whose Certificates evidence not less than a majority in interest of the Trust) may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreement and will be entitled to similar compensation arrangements.

      If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicing Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Owner Trustee or the Certificateholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in such Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Trust Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

      The holders of Notes evidencing at least a majority in principal amount of the Controlling Class of each series of Notes then outstanding may, on behalf of all such Noteholders and any Certificateholders, waive any default by the Servicer in the performance of its obligations under the Trust Sale and Servicing Agreement and its consequences, except a Servicing Default in making any required distributions, payments, transfers or deposits in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair the rights of the Indenture Trustee, the Owner Trustee, or the Noteholders for subsequent defaults.

REPORTS

      On the second business day preceding each Payment Date (each, a "DETERMINATION DATE"), the Servicer will calculate the amounts to be allocated in respect of Collections on Receivables received with respect to the related Collection Period to the Noteholders of each outstanding series and class of Notes




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or to the Transferor and the holder of any Supplemental Certificate in accordance with the Series Supplement and the Transfer and Servicing Agreements.

      On each Payment Date (including each Payment Date that corresponds to an Interest Payment Date or any Special Payment Date), the Indenture Trustee will forward to each Noteholder of record of any series a statement (the "PAYMENT DATE STATEMENT") prepared by the Servicer setting forth information relating to the Trust and the Notes of such series, as specified in the related Series Supplement and described in the related prospectus supplement.

      For each Interest Payment Date or Special Payment Date, the Payment Date Statement for any series of Notes will include the following information for the Notes of such series:

           (a)  the total amount distributed on the Notes of such series;

           (b) the amount of such distribution allocable to principal on the Notes of such series, and

           (c) the amount of such distribution allocable to interest on the Notes of such series.

      On or before March 31 of each calendar year, the Indenture Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the U.S. Internal Revenue Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is required to be provided by an issuer of indebtedness under the U.S. Internal Revenue Code and such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

EVIDENCE AS TO COMPLIANCE

      The Trust Sale and Servicing Agreement provides that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee on or before March 31 of each year, beginning no later than the first March 31 which is at least twelve months after the Initial Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or in the case of the first such statement, the period from the Initial Closing Date to December 31 of such year) with specified standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and other matters.

      The Trust Sale and Servicing Agreement also provides for delivery to the Trust and the Indenture Trustee, on or before March 31 of each year, beginning no later than the first March 31 which is at least twelve months after the Initial Closing Date, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended December 31 (or in the case of the first such certificate, the period from the Initial Closing Date to December 31 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer agrees to give the Indenture Trustee and the Owner Trustee notice of Servicing Defaults under the Trust Sale and Servicing Agreement.

      Copies of such statements and certificates may be obtained by Noteholders by request in writing addressed to the applicable Indenture Trustee or the Trust.






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AMENDMENTS

      Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders:

           (1) to cure any ambiguity,

           (2) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

           (3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Noteholders (provided that if any such addition affects any series or class of Noteholders differently than any other series or class of Noteholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of Noteholders),

           (4) to add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Trust, the Owner Trustee or the Indenture Trustee for the benefit of Noteholders, or

           (5) to add, change or eliminate any other provision of such agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders.

      Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the Controlling Class of each series of Notes affected thereby and the holders of Certificates evidencing at least a majority of interest in the Trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of such Noteholders, except that no such amendment may:

           (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any Note or Certificate without the consent of the holder thereof,

           (2) adversely affect the rating of any series or class of Notes by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes of such series or class, or

           (3) reduce the aforesaid percentage required to consent to any such amendment without the consent of such aforesaid percentage of Noteholders.

INTERCREDITOR ARRANGEMENTS

      The agreements governing the Accounts provide for a security interest in favor of World Omni in the Vehicles related to Receivables thereunder. For the Receivables to be conveyed to the Trust, World Omni will represent in the Receivables Purchase Agreement that the security interest in the related Vehicles is a first priority perfected security interest. The security interest in favor of World Omni in the Vehicles related to each Account the Receivables of which are transferred to the Trust will be assigned by World Omni to the Transferor pursuant to the Receivables Purchase Agreement and assigned to the Trust by the Transferor pursuant to the Trust Sale and Servicing Agreement. In its other lending activities,





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



World Omni may have made capital loans, real estate loans or other loans to Dealers that are also secured by a security interest in such Vehicles. In the Receivables Purchase Agreement, World Omni agrees that any security interests in such Vehicles that it may have in respect of advances or loans to Dealers other than the related Receivables shall be junior and subordinate to the security interests therein granted in connection with the related Receivables and that it will not realize on any such collateral in a manner materially adverse to the Transferor or the Trust and the Noteholders until the Transferor and the Trust have been paid in full in respect of their interests in the Receivables related to such Vehicles.

      In addition, in connection with any such other loans or advances made by World Omni to a Dealer, World Omni may also have a security interest in property constituting Collateral Security other than Vehicles. In such cases, World Omni, in its sole discretion, may realize on such other Collateral Security for its own benefit in respect of such loans or advances before the Trust or the Indenture Trustee, on behalf of any Noteholders, is permitted to realize upon such other Collateral Security and the security interests of the Trust and Indenture Trustee therein shall be junior and subordinate to the security interests of World Omni granted in connection with such other loans and advances. Because of the subordinate position of the Indenture Trustee in respect of such other Collateral Security, there is no assurance that the Trust or the Indenture Trustee will realize any proceeds in respect of any such other Collateral Security.

ADMINISTRATION AGREEMENT

      World Omni, in its capacity as administrator (the "ADMINISTRATOR"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500, which fee will be paid by the Servicer.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

      On the closing date and each day thereafter, World Omni will sell the Receivables to the Transferor, and the Transferor will immediately transfer the Receivables to the Trust, which the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders. The Transferor represents that:

      o the sale or transfer to the Trust constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables;

      o under applicable Florida law, there exists a valid, ownership interest in the Receivables; and

      o in the event the sale by the Transferor to the Trust is recharacterized as a grant of a security interest instead of a true sale, the Trust will have an enforceable first priority perfected security interest in the Receivables following their transfer to the Trust.

For a discussion of the Trust's rights arising from a breach of these representations, see "THE TRANSFER AND SERVICING AGREEMENTS - REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR."




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



      Each of World Omni and the Transferor has represented that the Receivables are "instruments," "accounts," "chattel paper" or "general intangibles" for purposes of Florida's Uniform Commercial Code. Any dealer promissory notes evidencing the Receivables which constitute "instruments" under the Uniform Commercial Code have been and will continue to be transferred by the Transferor,
to the Trust and to the Indenture Trustee's office located in              ,
         . However, if the Receivables are deemed to be accounts, chattel paper or general intangibles and the transfer of the Receivables by World Omni to the Transferor, by the Transferor to the Trust or by the Trust to the Indenture Trustee is deemed either to be a sale or to create a security interest, the Uniform Commercial Code or other applicable law applies. In the case of chattel paper, the Indenture Trustee, as transferee, would then have to take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interests in the Receivables. As a precautionary measure, financing statements covering the Receivables have been filed under the Florida Uniform Commercial Code by the Transferor, the Trust and the Indenture Trustee to perfect their respective interests in the Receivables and continuation statements will be filed, as required, to continue the perfection of their interests in the Receivables.

      There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in the Receivables with priority over the Trust's and the Indenture Trustee's interest. A purchaser of the Receivables who gives new value and takes possession of the documents which evidence the Receivables in the ordinary course of the purchaser's business may have priority over the Trust's and the Indenture Trustee's interest in the Receivables. A tax or other government lien on property of World Omni or the Transferor arising before a Receivable is conveyed to the Trust or to the Indenture Trustee may also have priority over the Trust's and the Indenture Trustee's interest in the transferred Receivable. Under the Receivables Purchase Agreement, World Omni represents to the Transferor, under the Trust Sale and Servicing Agreement the Transferor represents to the Trust, and under the Indenture the Trust represents to the Indenture Trustee that the Receivables have been transferred free and clear of any third party lien. In addition, the Transferor agrees under the Trust Sale and Servicing Agreement to deliver to the Trust, and the Trust agrees under the Indenture to deliver to the Indenture Trustee any necessary instruments, such as any promissory notes received from Dealers, which evidence the Receivables. Each of World Omni, the Transferor and the Trust also covenants that it will not transfer or grant any lien on any Receivable or, except as described under "THE TRANSFER AND SERVICING AGREEMENTS - THE CERTIFICATES," the Certificates, or any interest in the Certificateholder's Interest, other than to the Trust or the Indenture Trustee. In addition, while World Omni is the Servicer, cash collections on the Receivables may, under specified circumstances, be commingled with the funds of World Omni prior to each Payment Date and, in the event of a World Omni bankruptcy, the Trust and the Indenture Trustee may not have a perfected interest in the commingled collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY

      If World Omni were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of World Omni or World Omni may attempt to characterize the transfer of the Receivables from World Omni to the Transferor as a pledge of the Receivables to secure a borrowing by World Omni rather than a true sale of the Receivables. World Omni represents to the Transferor in the Receivables Purchase Agreement that the sales of the Receivables by World Omni to the Transferor are valid sales of the Receivables to the Transferor. In addition, World Omni and the Transferor agree to treat these transfers as sales of the Receivables to the Transferor, and World Omni will take all actions that are required under Florida law to perfect the Transferor's ownership interest in the Receivables. If these transfers are treated as sales, the Receivables would not be part of World Omni's bankruptcy estate and would not be available to World Omni's creditors.





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



      In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit suggested that, even where a transfer of accounts from a seller to a buyer constitutes a true sale, the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. The Transferor has been advised by counsel that the reasoning of the Octagon court appears to be inconsistent with established precedent and the Uniform Commercial Code. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued an official commentary (P&B Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the Uniform Commercial Code to be erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

      In addition, if World Omni were to become a debtor in a bankruptcy case, a creditor or the bankruptcy trustee or World Omni itself might request that World Omni be substantively consolidated with the Transferor. Delays or reductions in payments on the Notes could occur while the court decides these issues. In addition, should a court rule that the Receivables are part of World Omni's bankruptcy estate, or that World Omni should be substantively consolidated with the Transferor, additional reductions or delays in payments on the Notes could result. See "RISK FACTORS - A BANKRUPTCY OF WORLD OMNI OR THE TRANSFEROR MAY DELAY OR REDUCE PAYMENTS ON THE NOTES."

      If the Transferor were to become a bankrupt debtor, an Early Amortization Event would occur which may result in a lack of funds available to make full and timely payment on the Notes. The Transferor has attempted to reduce the likelihood that it will file for bankruptcy. The Transferor's limited liability company agreement provides that, under specified circumstances, the Transferor is required to have two independent directors, as such term is defined in its limited liability company agreement. The Transferor's limited liability company agreement also provided that the Transferor will not file a voluntary application for relief under the U.S. Bankruptcy Code without the affirmative vote of its two independent directors. Under the Trust Sale and Servicing Agreement, the Indenture Trustee, the Trust, the Owner Trustee, all the Noteholders and any Enhancement Provider agree that they will not until one year and one day after termination of the Indenture institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. The Transferor does not intend to file a voluntary application for relief under the Bankruptcy Code or any similar applicable state law regarding the Transferor so long as the Transferor is solvent, and the Transferor does not foresee it becoming insolvent.

      If World Omni or the Transferor filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, then World Omni or the Transferor may be able to recover payments they made to the Trust to repurchase Receivables. In general, World Omni or the Transferor might recover any payments made by them to the Trust during the one-year period before the date World Omni or the Transferor filed for bankruptcy. The one-year period may be extended by the court if it determines that the bankrupt entity was insolvent more than one year prior to filing its bankruptcy petition.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes offered by this prospectus. This discussion is based upon current provisions of the U.S. Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities.



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



There are no cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the Notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this section, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Noteholders.

      This discussion does not claim to deal with all aspects of federal income taxation that may be relevant to the holders of Notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to Noteholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed only to prospective purchasers who:

      o     purchase Notes in the initial distribution of the Notes;

      o are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships; and

      o hold the Notes as "capital assets" within the meaning of Section 1221 of the U.S. Internal Revenue Code.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

TAX CHARACTERIZATION AND TREATMENT OF NOTES

      CHARACTERIZATION AS DEBT. For each series of Notes, except for any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, Kirkland & Ellis, special tax counsel to the Transferor ("TAX COUNSEL"), will deliver its opinion to the effect that the Notes will be treated as debt for federal income tax purposes. The Transferor, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "TAX CHARACTERIZATION OF THE TRUST - RISKS OF ALTERNATIVE CHARACTERIZATION" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of the Notes for federal income tax purposes.

      TREATMENT OF STATED INTEREST. Based on Tax Counsel's opinion that the Notes will be treated as debt for federal income tax purposes, and assuming the Notes are not issued with original issue discount ("OID"), the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with each Noteholder's method of tax accounting. Interest received on a Note may constitute "investment income" for purposes of some provisions in the U.S. Internal Revenue Code limiting the deductibility of investment interest expense.

      ORIGINAL ISSUE DISCOUNT. Except to the extent indicated in the related prospectus supplement, no series of Notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless the OID is small enough to fall within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the total of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property, other





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



than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" will be the initial price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of Notes will be issued at a greater than DE MINIMIS discount, a series of Notes may nevertheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of Notes may not be deemed "qualified stated interest" if
(i) reasonable legal remedies do not exist to compel timely payment or (ii) the Notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Code) that a series of Notes has OID.

      If a Note were treated as being issued with OID, a Noteholder would be required to include OID in its income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. In this situation you would have to rely on other sources to pay the taxes on your OID income. Even if a note has OID falling within the DE MINIMIS exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

      A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

o      an accrual method taxpayer;

o      a bank;

o      a broker or dealer that holds the Note as inventory;

o      a regulated investment company or common trust fund; or

o the beneficial owner of specified pass-through entities specified in the U.S. Internal Revenue Code.

A holder of a Short-Term Note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term
Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder's yield to maturity and daily compounding.

      A holder who purchases a Note after its initial distribution at a discount that exceeds a statutorily defined DE MINIMIS amount will be subject to the "market discount" rules of the U.S. Internal Revenue Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the U.S. Internal Revenue Code.

      DISPOSITION OF NOTES. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such Noteholder with respect to such Note. Any gain or loss on sale will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      NOTES SUBJECT TO CONTINGENCIES. The United States federal income tax consequences to an owner or seller of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. The Notes may be subject to rules that differ from the general rules discussed above. The United States federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the related prospectus supplement.

      INFORMATION REPORTING AND BACKUP WITHHOLDING. The Trustee will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes, and any amount of interest withheld for federal income taxes, for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the Trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a Noteholder who is not exempt from backup withholding fail to provide the required certification, the Trustee will be required to withhold, from interest otherwise payable to the holder, 31% of the holder's interest income and pay the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

      Because the Transferor will, for federal income tax purposes, treat all Notes as indebtedness issued by the Trust characterized as either a partnership or a division of whichever entity owns all of its Certificates, the Transferor will not comply with the tax reporting requirements that would apply under any alternative characterization of the Trust.

      TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS. If interest paid or accrued to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the Note's interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding. This exemption generally will apply only if the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the Trust or the Transferor (including a holder of 10% of the outstanding certificates of the Trust) or a "controlled foreign corporation" for which the Trust or the Transferor is a "related person" within the meaning of the U.S. Internal Revenue Code; and

      o provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address.

If the information provided in this statement changes, the foreign person must inform the Indenture Trustee within 30 days of the change. If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent, unless such tax were reduced or eliminated pursuant to an applicable tax treaty. The IRS has amended the transition period relating to new regulations governing withholding, backup withholding and information reporting requirements. Withholding certificates or statements that are valid on December 31, 1999, may be treated as valid until the earlier of their expiration or December 31, 2000. All existing certificates or statements will cease to be effective after December 31, 2000.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

      o the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

      o in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, although the holder is exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the U.S. Internal Revenue Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

TAX CHARACTERIZATION OF THE TRUST

      Depending upon whether Certificates are owned by one or more persons, the Trust will be treated as a division of the Transferor or as a partnership for federal income tax purposes. The related prospectus supplement will specify the treatment of the Trust for federal income tax purposes.






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



      If the Trust issues Certificates only to the Transferor, the equity of the Trust will be wholly-owned by the Transferor. In this case, under the "check-the-box" Treasury regulations, the Trust will be treated as a division of the Transferor, and as a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the Transferor will be treated as the owner of all the assets of the Trust and the obligor of all the liabilities of the Trust. Accordingly, the Trust would not be directly liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the Trust will not qualify as a trust for federal income tax purposes, and accordingly, if Certificates are sold or issued in any manner which results in there being more than one equity owner, the Trust will be treated as a partnership.

      If Certificates are issued to more than one person, the Transferor and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Certificates, the Transferor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      RISK OF ALTERNATIVE CHARACTERIZATION. Under the U.S. Internal Revenue Code and specified Treasury Regulations (the "PTP REGULATIONS") a partnership may be classified as a publicly traded partnership ("PTP") if equity interests in the partnership are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation and subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable for the applicable Notes and Certificates, and Certificateholders could be liable for any tax that is unpaid by the Trust. However, the Trust will comply with available safe harbors under the PTP Regulations to avoid PTP characterization. Furthermore, even if the Trust were classified as a PTP, it would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business." It is unclear whether the Trust's income would be so classified. However, Tax Counsel will deliver its opinion that the Trust will not be classified as a publicly traded partnership taxable as a corporation.


                        STATE AND LOCAL TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any series of Notes or the holders of Notes under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes could apply to this transaction. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences to investors by purchasing, holding and disposing of Notes.


                              ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in specified transactions with persons that are

"parties in interest" under ERISA or "disqualified persons" under the U.S. Internal Revenue Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the U.S. Internal Revenue Code for such persons.

      Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the U.S. Internal Revenue Code for a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the U.S. Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Transferor believes the Notes of the Trust should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available for any Notes will be discussed in the related prospectus supplement.

      However, disregarding whether Notes are treated as equity interests for Plan Asset Regulation purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Transferor, the Servicer, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Limited exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are:

      o Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

      o PTCE 91-38, regarding investments by bank collective investment funds;

      o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

      o PTCE 95-60, regarding transactions by life insurance company general accounts; and

      o PTCE 96-23, regarding transactions affected by in-house asset managers.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

      A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets and the possibility of exemptive relief from the prohibited transaction rules as well as related issues and their potential consequences.


                              PLAN OF DISTRIBUTION

      The Transferor will sell each series of Notes offered for sale, on the terms and conditions set forth in an underwriting agreement (each, an "UNDERWRITING AGREEMENT"). For each offering, the Transferor will agree to sell to each of the underwriters named in the Underwriting Agreement and in the related prospectus supplement and each of the underwriters will severally agree to purchase from the Transferor, the principal amount of Notes set forth in the Underwriting Agreement and in the related prospectus supplement.

      In each Underwriting Agreement, the underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes described in the Underwriting Agreement which are offered by this prospectus and by the related prospectus supplement, if any of the Notes are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

      Each prospectus supplement will either:

           (1) set forth the price at which each series or class of Notes being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to the dealers participating in the offering of the Notes; or

           (2) specify that the Notes are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any Notes, the public offering price and such concessions may be changed.

      The extent, if any, to which the closing of any series of Notes is conditioned upon the closing of any other series of Notes will be set forth in the related prospectus supplement.

      Each Underwriting Agreement will provide that the Transferor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

      The Indenture Trustee may invest the funds in the Eligible Deposit Accounts in Eligible Investments acquired from the underwriters.

      The place and time of delivery for the Notes for which this prospectus is delivered will be set forth in the related prospectus supplement.


                                 LEGAL OPINIONS

      Certain legal matters relating to the Notes will be passed upon for the Trust, the Transferor and World Omni by Kirkland & Ellis, special counsel to the Trust, the Transferor and World Omni. Certain federal income tax matters will be passed upon for the Trust, the Transferor and the Servicer by Kirkland & Ellis.


                       WHERE YOU CAN FIND MORE INFORMATION

      The Transferor, as originator of the Trust, filed a registration statement relating to the Notes with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The Transferor will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

      You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


                           INCORPORATION BY REFERENCE

      The SEC allows information filed with it to be "incorporate by reference" into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Transferor files with the SEC after the date of this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

      The Transferor incorporates by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the Trust with the SEC until the offering of the Notes is terminated. The Transferor's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 000- 25118) was filed with the SEC and is incorporated by reference into and made a part of this prospectus. The Transferor is not required to file reports pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except for the filing of Current Reports on Form 8-K. The Transferor's Current Reports on Form 8-K dated March 3, 1999, April 5, 1999, May 7, 1999 and June 4, 1999 are incorporated by reference into and made a part of this prospectus.

      As a recipient of this prospectus, you may request a copy of any document incorporated by reference into this prospectus, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: World Omni Financial Corp., 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: Corporate Secretary, telephone: (954) 429-2200.



                                 INDEX OF TERMS

      The following is a list of the defined terms used in this prospectus and any prospectus supplement and the pages on which the definitions of such terms may be found in this prospectus.

Accounts.........................................................................................................15
Accumulation Period..........................................................................................26, 27
Addition Date....................................................................................................52
Additional Accounts..............................................................................................57
Additional Cut-Off Date..........................................................................................53
Adjusted Invested Amount.........................................................................................39
Adjustment Payment...............................................................................................64
Administrator....................................................................................................74
Auction Advantage Program........................................................................................57
Automatic Additional Accounts....................................................................................58
Automatic Removal Date...........................................................................................62
Automatic Removed Account........................................................................................62
Available Subordinated Amount....................................................................................42
Benefit Plan.....................................................................................................81
Book Review......................................................................................................22
Cede.............................................................................................................46
Cedelbank Participants...........................................................................................47
Certificateholders' Interest.....................................................................................16
Certificates.....................................................................................................16
Class I Dealers..................................................................................................20
Class II Dealers.................................................................................................20
Class III Dealers................................................................................................20
Class IV Dealers.................................................................................................20
Collateral Security..............................................................................................15
Collection Account...............................................................................................34
Collection Period................................................................................................41
Collections......................................................................................................15
Controlled Amortization Amount...................................................................................26
Controlled Amortization Period...................................................................................26
Controlled Deposit Amount........................................................................................26
Controlling Class................................................................................................29
Cooperative......................................................................................................48
Dealers..........................................................................................................15
Defaulted Amount.................................................................................................63
Defaulted Receivable.............................................................................................63
Definitive Note..................................................................................................49
Depository.......................................................................................................25
Designated Account...............................................................................................59
Designated Balance...............................................................................................59
Designated Receivables...........................................................................................60
Determination Date...............................................................................................71
Disclosure Document..............................................................................................44
Disqualified Receivables.........................................................................................54
DTC..............................................................................................................46
Early Amortization Event.........................................................................................65
Early Amortization Period........................................................................................27
Eligible Account.................................................................................................55
Eligible Deposit Account.........................................................................................34
Eligible Institution.............................................................................................34
Eligible Investments.............................................................................................35
Eligible Portfolio...............................................................................................24
Eligible Receivable..............................................................................................55
Enhancement......................................................................................................15
Enhancement Provider.............................................................................................55
Euroclear Operator...............................................................................................48
Euroclear Participants...........................................................................................47
Events of Default................................................................................................30
Excess Funded Amount.............................................................................................38
Excess Funding Account...........................................................................................38
Excess Principal Collections.....................................................................................40
Excess Receivable................................................................................................57
Excess Receivables Amount........................................................................................57
Excluded Series..................................................................................................34
Expected Payment Date............................................................................................26
Financial Statement Review...................................................................................19, 22
foreign person...................................................................................................80
Fully Funded Date................................................................................................27
Indenture........................................................................................................24
Indenture Trustee.............................................................................................6, 45
Indirect Participant.............................................................................................46
Ineligible Receivable............................................................................................56
Initial Closing Date.............................................................................................15
Initial Cut-Off Date.............................................................................................15
Initial Invested Amount..........................................................................................40
Insolvency Laws..................................................................................................14
Interest Collections.............................................................................................15
Interest Funding Account.........................................................................................25
Interest Payment Dates...........................................................................................25
Invested Amount..................................................................................................54
Investment Event.................................................................................................65
Investment Period................................................................................................27
Investment Period Commencement Date..............................................................................27
Investor Charge-Offs.............................................................................................40
Investor Default Amount..........................................................................................64
issue price......................................................................................................78
Issuer............................................................................................................6
JM Family Enterprises............................................................................................14






                                       85




LIBOR............................................................................................................21
Miscellaneous Payments...........................................................................................39
Monthly Payment Rate.............................................................................................61
Monthly Servicing Fee............................................................................................69
Moody's..........................................................................................................35
Non-Vehicle Collateral Security..................................................................................23
Note Owner.......................................................................................................46
Noteholder.......................................................................................................25
Noteholders' Interest............................................................................................16
Notes............................................................................................................16
OID..............................................................................................................77
Owner Trustee.................................................................................................6, 15
Paired Series....................................................................................................34
Participants.....................................................................................................46
Payment Date.....................................................................................................25
Payment Date Statement...........................................................................................72
Plan Assets Regulation...........................................................................................82
Pool Balance.....................................................................................................16
Principal Collections............................................................................................15
Principal Commencement Date......................................................................................26
Principal Funding Account........................................................................................26
Principal Shortfall..............................................................................................40
Principal Terms..................................................................................................43
PTCE.............................................................................................................82
PTP..............................................................................................................81
PTP Regulations..................................................................................................81
qualified stated interest........................................................................................77
Rated Securities.................................................................................................38
Receivables......................................................................................................15
Receivables Purchase Agreement...................................................................................15
Related Document.................................................................................................33
related person...................................................................................................80
Removal and Repurchase Date......................................................................................60
Removal Commencement Date........................................................................................59
Removal Date.....................................................................................................59
Removal Notice...................................................................................................59
Removed Account..................................................................................................60
Representation Date..............................................................................................53
Repurchased Receivable...........................................................................................61
Repurchased Receivables Purchase Price...........................................................................61
Required Participation Amount....................................................................................59
Required Participation Percentage................................................................................59
Required Rating..................................................................................................38
Revolving Period.................................................................................................26
SEC..............................................................................................................83
Series Allocable Defaulted Amount................................................................................39
Series Allocable Interest Collections............................................................................39
Series Allocable Miscellaneous Payments..........................................................................39
Series Allocable Principal Collections...........................................................................39
Series Allocation Percentage.....................................................................................39
Series Cut-Off Date..............................................................................................53
Series Issuance Date.............................................................................................53
Series Supplement................................................................................................24
Series Termination Date..........................................................................................66
Service Transfer.................................................................................................70
Servicer......................................................................................................6, 14
Servicing Default................................................................................................70
Servicing Fee....................................................................................................69
Servicing Fee Rate...............................................................................................69
Short-Term Note..................................................................................................78
Special Payment Date.............................................................................................25
Standard & Poor's................................................................................................35
SuperWRAP Program................................................................................................23
Supplemental Certificate.........................................................................................62
Tax Counsel......................................................................................................77
Tax Opinion......................................................................................................44
Transfer Date....................................................................................................53
Transfer Deposit Amount..........................................................................................54
Transferor....................................................................................................6, 14
Transferor Certificate...........................................................................................62
Transferor's Participation Amount................................................................................54
Trust.........................................................................................................6, 14
Trust Adjusted Invested Amount...................................................................................40
Trust Agreement..................................................................................................14
Trust Available Subordinated Amount..............................................................................54
Unallocated Principal Collections................................................................................40
Underwriting Agreement...........................................................................................82
Vehicles.........................................................................................................15
Wholesale Portfolio..............................................................................................24
WOFCO............................................................................................................14

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.


                Securities and Exchange Commission registration fee.....................        $278
                Accounting fees and expenses............................................         *
                Legal fees and expenses.................................................         *
                Trustee's fees and expenses.............................................         *
                Printing and engraving..................................................         *
                Blue sky fees and expenses (including counsel)..........................         *
                Rating Agency Fees......................................................         *
                Miscellaneous...........................................................        $*
                                                                                                ---
                           Total........................................................        $*

                                                                                                ===

                *  To be filed by amendment.


ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         WODFI LLC was formed under the laws of Delaware. The limited liability company agreement of WODFI LLC provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of WODFI LLC who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of WODFI LLC, where such person is a party because such person is or was a member, director, officer, employee, or agent of the WODFI LLC. WODFI LLC's limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

         In general, WODFI LLC will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, WODFI LLC will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by WODFI LLC only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee, or agent of WODFI LLC for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of WODFI LLC has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

         In addition, no Member, director or officer of WODFI LLC shall be liable to WODFI LLC or any other person who has an interest in WODFI LLC for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of WODFI LLC and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of WODFI LLC, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member's, director's or officer's willful misconduct or gross negligence.

         Insofar as indemnification by WODFI LLC for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of WODFI LLC pursuant to the foregoing provisions, WODFI LLC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         WODFI LLC also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, directors and managers of WODFI LLC and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors or managers (whether or not such person could be indemnified against such expense, liability or loss under the Delaware Limited Liability Company Act).

         Each underwriting agreement will provide that the underwriter will indemnify WODFI LLC against specified liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.        EXHIBITS.

         (a)    Exhibits:

                The exhibits to this Registration Statement are listed in the
Exhibit Index below.

         (b) Financial Statements Schedules: Not applicable with respect to the Registrant.

ITEM 17.        UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Deerfield Beach, State of Florida, on August 5, 1999.

                                     WODFI LLC
                                     As originator of the Trust described
                                     herein and registrant

                                     By:      /s/ A. TUCKER ALLEN
                                        --------------------------------------
                                              A. Tucker Allen
                                              Vice President and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Tucker Allen, Patrick C. Ossenbeck and Jon A. Brilliant, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director, manager and/or officer of WODFI LLC, to sign and file any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he or she might or could do in person and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed on August 5, 1999, by the following persons in the capacities indicated.


SIGNATURES                    CAPACITY
----------                    --------


/s/ A. Tucker Allen           Vice-President and Treasurer (principal financial
--------------------------    and accounting officer)
A. Tucker Allen

/s/ Patricia G. Moran         Director
--------------------------
Patricia G. Moran

/s/ Colin W. Brown            Director
--------------------------
Colin W. Brown

/s/ Louis R. Feagles          President (principal executive officer) and
--------------------------    Director
Louis R. Feagles

/s/ Jeffrey B. Shapiro        Director
--------------------------
Jeffrey B. Shapiro

/s/ Christopher C. Wheeler    Director
--------------------------
Christopher C. Wheeler


                                                   EXHIBIT INDEX



EXHIBIT NO.                 DESCRIPTION
-----------                 -----------
             *1.1           Form of Underwriting Agreement for Notes.
             *3.1           Certificate of Formation of WODFI LLC.
             *3.2           Limited Liability Company Agreement of WODFI LLC.
             *4.1           Form of Indenture between the Trust and the Indenture Trustee.
             *4.2           Form of Series Supplement (included in Exhibit 4.1 hereto).
             *5.1           Opinion of Kirkland & Ellis with respect to legality.
             *8.1           Opinion of Kirkland & Ellis with respect to tax matters.
             24.1           Power of Attorney (included on page II-4).
           **25.1           Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the
                            Indenture Trustee.
            *99.1           Form of Trust Sale and Servicing Agreement between WODFI LLC, World
                            Omni Financial Corp. and the Trust.
            *99.2           Form of Receivables Purchase Agreement between World Omni Financial
                            Corp. and WODFI LLC.
            *99.3           Form of Administration Agreement between World Omni Financial Corp., the
                            Trust and the Indenture Trustee.
            *99.4           Form of Trust Agreement between WODFI LLC and the Trust.

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 *To be filed by amendment.

**To be filed in accordance with Section 305 of the Trust Indenture Act.



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